Southern California Edison Company

                             STOCK SAVINGS PLUS PLAN


                             Also Referred to as the

                           EDISON 401(K) SAVINGS PLAN


                         for Employees of Participating

                              EDISON INTERNATIONAL

                                    Companies



                              As Restated Effective

                                February 1, 2000

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                            Stock Savings Plus Plan
                               Table of Contents

ARTICLE 1 ESTABLISHMENT OF THE PLAN...........................................1

   1.01     ESTABLISHMENT OF PLAN.............................................1
   1.02     EFFECTIVE DATE OF PLAN............................................1
   1.03     DESIGNATION OF PLAN...............................................1

ARTICLE 2 DEFINITIONS.........................................................1


ARTICLE 3 ELIGIBILITY AND PARTICIPATION.......................................9

   3.01     ENTRY OR REENTRY INTO PLAN....................................... 9
   3.02     PARTICIPATION....................................................10
   3.03     LEASED EMPLOYEES.................................................10
   3.04     QUALIFIED MILITARY SERVICE.......................................10

ARTICLE 4 ENROLLMENT IN PLAN.................................................10

   4.01     ENROLLMENT.......................................................10
   4.02     ACCEPTANCE OF PLAN BY PARTICIPANT................................10

ARTICLE 5 PARTICIPANT DEFERRALS AND POST-TAX CONTRIBUTIONS...................11

   5.01     DEFERRAL PERCENTAGE..............................................11
   5.02     EARNINGS REDUCTION AGREEMENT.....................................11
   5.03     INITIAL DEFERRAL ELECTION........................................11
   5.04     POST-TAX CONTRIBUTIONS...........................................11
   5.05     INACTIVE PARTICIPATION...........................................11
   5.06     LIMITATIONS......................................................12

ARTICLE 6 CHANGE OR REVOCATION OF PARTICIPANT ELECTIONS......................12

   6.01     CHANGE OF PARTICIPANT ELECTIONS..................................12
   6.02     REVOCATION OF PARTICIPANT ELECTIONS..............................12

ARTICLE 7 COMPANY CONTRIBUTIONS..............................................12

   7.01     CONTRIBUTION OF PARTICIPANT DEFERRALS............................12
   7.02     MATCHING CONTRIBUTIONS...........................................12
   7.03     PROFIT/GAIN SHARING CONTRIBUTIONS................................13
   7.04     QUALIFIED NONELECTIVE CONTRIBUTIONS..............................15
   7.05     LIMITATIONS......................................................15

ARTICLE 8 TRANSFERS AND ROLLOVERS FROM OTHER PLANS...........................15

   8.01     EMPLOYEE ROLLOVER CONTRIBUTIONS..................................15

ARTICLE 9 PAYMENT TO TRUSTEE and allocations.................................16

   9.01     PAYMENT TO TRUSTEE...............................................16
   9.02     ALLOCATION OF CONTRIBUTIONS......................................16

ARTICLE 10 LIMITATIONS.......................................................17

   10.01    SECTION 415 LIMITATIONS ON ANNUAL ADDITIONS......................17
   10.02    SECTION 401(K)(3) LIMITATIONS....................................20
   10.03    CODE SECTION 401(M) LIMITS.......................................25
   10.04    SECTION 402(G) LIMITATIONS.......................................29

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                            Stock Savings Plus Plan
                                Table of Contents

ARTICLE 11 ACCOUNTING FOR PARTICIPANT INTERESTS..............................30

   11.01    INDIVIDUAL ACCOUNTS..............................................30
   11.02    ACCOUNTING FOR INVESTMENTS.......................................30
   11.03    VALUATION OF ACCOUNTS............................................30
   11.04    PARTICIPANT STATEMENTS...........................................31

ARTICLE 12 INVESTMENT OF TRUST ASSETS........................................31

   12.01    INVESTMENT OF FUTURE CONTRIBUTIONS...............................31
   12.02    INVESTMENT OF ACCUMULATED CONTRIBUTIONS..........................32

ARTICLE 13 VESTING...........................................................32

   13.01    VESTING OF DEFERRALS AND POST-TAX CONTRIBUTIONS..................32
   13.02    VESTING OF COMPANY CONTRIBUTIONS.................................32
   13.03    VESTING OF PLAN TRANSFERS AND ROLLOVER CONTRIBUTIONS.............33
   13.04    FORFEITURE, REPAYMENT AND VESTING FOLLOWING RE-EMPLOYMENT........33

Article 14 PLAN LOANS........................................................34

   14.01    ELIGIBILITY......................................................34
   14.02    LOAN PROCEDURES..................................................34

ARTICLE 15 DIRECT ROLLOVERS AND QUALIFIED DOMESTIC RELATIONS ORDERS..........39

   15.01    DIRECT ROLLOVERS.................................................39
   15.02    DISTRIBUTIONS DUE TO QUALIFIED DOMESTIC RELATIONS ORDERS.........40

ARTICLE 16 WITHDRAWAL DURING EMPLOYMENT......................................40

   16.01    WITHDRAWAL FROM THE POST-TAX ACCOUNT.............................40
   16.02    WITHDRAWAL FROM THE PRE-TAX ACCOUNT..............................40
   16.03    AGE 70-1/2 WITHDRAWALS...........................................41
   16.04    DISBURSEMENT OF WITHDRAWALS......................................41
   16.05    MINIMUM AND MAXIMUM WITHDRAWAL...................................41
   16.06    PROPORTIONAL WITHDRAWAL REQUIREMENT..............................42
   16.07    NO WITHDRAWAL FROM THE COMPANY CONTRIBUTION ACCOUNT..............42

ARTICLE 17 PLAN DISTRIBUTIONS................................................42

   17.01    REQUIRED BEGINNING DATE AND MINIMUM DISTRIBUTIONS................42
   17.02    DISTRIBUTIONS DUE TO RETIREMENT..................................42
   17.03    DISTRIBUTIONS OTHER THAN RETIREMENT..............................43
   17.04    FORM OF DISTRIBUTION.............................................43
   17.05    FRACTIONAL SHARES OF STOCK.......................................44
   17.06    BENEFICIARY IN THE EVENT OF DEATH................................44
   17.07    UNLOCATED PARTICIPANT............................................46

ARTICLE 18 TOP-HEAVY PROVISIONS..............................................46

   18.01    TOP-HEAVY DETERMINATION..........................................46
   18.02    PROVISIONS APPLICABLE IF PLAN IS TOP-HEAVY.......................48

ARTICLE 19 ADMINISTRATION....................................................48

   19.01    ADMINISTRATION DIRECTED BY THE COMMITTEE.........................48
   19.02    COST OF ADMINISTRATION...........................................49

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                            Stock Savings Plus Plan
                                Table of Contents

ARTICLE 20 CLAIMS AND APPEAL PROCEDURES......................................49

   20.01    PRESENTATION OF CLAIMS...........................................49
   20.02    DETERMINATION BY THE SECRETARY...................................49
   20.03    APPEAL PROCEDURE.................................................50
   20.04    EFFECT OF SEPARATE LABOR CONTRACT................................50
   20.05    CONFLICTS BETWEEN CLAIMANTS......................................50

ARTICLE 21 LIABILITY LIMITED.................................................51

ARTICLE 22 EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION OR MERGER OF PLAN.......51

   22.01    EXCLUSIVE BENEFIT................................................51
   22.02    AMENDMENT OF PLAN................................................51
   22.03    TERMINATION OF PLAN OR COMPLETE DISCONTINUANCE OF
            CONTRIBUTIONS....................................................52
   22.04    MERGER OF PLAN...................................................52
   22.05    SALE OF PROPERTY.................................................52
   22.06    PERMISSIBLE REVERSIONS...........................................52

ARTICLE 23 VOTING STOCK......................................................53

ARTICLE 24 INALIENABILITY....................................................53

ARTICLE 25 INVESTMENT FUNDS, VOTING, AND ESOP................................53

   25.01    ESTABLISHMENT OF FUNDS...........................................53
   25.02    INVESTMENT OF THE TRUST..........................................54
   25.03    ADDITIONAL PROVISIONS REGARDING ESOP PLAN........................54

ARTICLE 26 SPECIAL TERMS AND CONDITIONS......................................55

   26.01    EAST COAST CAPITAL ACQUISITION...................................55
   26.02    WESTEC ACQUISITION...............................................55
   26.03    EME HOMER CITY GENERATION, L.P...................................55
   26.04    TEAMSTERS AUTOMOTIVE, INDUSTRIAL & ALLIED
            WORKERS LOCAL NO. 495............................................56
   26.05    JOHN STEWART COMPANY.............................................57
   26.06    MIDWEST GENERATION PROJECT.......................................57
   26.07    OTHER ADOPTING COMPANIES APPROVED TO PARTICIPATE.................58

ARTICLE 27 MISCELLANEOUS PROVISIONS..........................................59

   27.01    APPLICABLE LAW...................................................59
   27.02    SEVERABILITY.....................................................59
   27.03    NONBUSINESS DAY TRANSACTION DATES................................59
   27.04    CAPTIONS.........................................................59

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                       SOUTHERN CALIFORNIA EDISON COMPANY

                             STOCK SAVINGS PLUS PLAN

                     As Restated Effective February 1, 2000


                                    ARTICLE 1
                            ESTABLISHMENT OF THE PLAN


1.01     Establishment of Plan

The Sponsor continues this Plan for the administration and distribution of contributions made for the purpose of providing retirement benefits for eligible Employees. This Plan is an amended plan, in restated form, the original plan being established as the Southern California Edison Company Employee Stock Purchase Plan on January 1, 1964 and subsequently renamed the Southern California Edison Company Stock Savings Plus Plan.

1.02     Effective Date of Plan

The effective date of the Plan as restated is February 1, 2000, except as otherwise provided in the text of the Plan.

1.03     Designation of Plan

This Plan is a stock bonus plan with a cash or deferred arrangement and profit sharing provision. The Plan and related trust are intended to qualify under Sections 401 and 501 of the Code, respectively. The Plan is intended to qualify under Section 404(c) of the Employee Retirement Income Security Act of 1974. Effective February 26, 1998, the portion of the Plan consisting of the Edison International Stock Fund (the ESOP Plan) is intended to qualify under Section 4975(e)(7) of the Code as an "employee stock ownership plan".

                                    ARTICLE 2
                                   DEFINITIONS

Capitalized words and phrases used in the Plan, other than headings, will have the following meanings unless the context indicates otherwise:

Accumulated Balance: The total amount held by the Trustee on behalf of a Participant.

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Administrator: The administrator of the Plan is the Sponsor's Employee
Benefits/Health Care Committee. Day-to-day supervision of administrative operations of the Plan has been delegated to the Manager of the Human Resources Service Center. Where the term "Administrator" appears in the text of the Plan, it refers to the Human Resources Service Center. The address of the Human Resources Service Center is 8631 Rush Street, (P.O. Box 800), Rosemead, California 91770.

Affiliated Company: Any corporation or entity which, along with Southern California Edison Company, is a component member of a "controlled group" within the meaning of Section 414(b) or (c) of the Code, or successor statutes; and/or any corporation which is an includable corporation in an "affiliated group" of corporations within the meaning of Section 1504 of the Code, or successor statutes.

Automated Transaction System: An interactive system by which Participants may obtain account information and initiate most Plan transactions. Participants may access the Retirement Savings Connection by telephone at 877-432-7283, or through the Internet at http://resources.hewitt.com/edison. Automated Transaction System transactions include those initiated through a Plan representative accessed through the Retirement Savings Connection, or if automated access is unavailable, through the Plan Administrator.

Beneficiary: The person or persons designated by a Participant on the form prescribed by the Sponsor for this purpose to receive any distribution due under the Plan in the event of the death of the Participant. The Beneficiary or Beneficiaries may be changed by the Participant at any time by filing a new designation with the Administrator.

Board of Directors: The Board of Directors of the Southern California Edison Company.

Break in Service: One or more consecutive Computation Periods in which or in each of which, if there be more than one, the Employee did not complete more than 500 Hours of Service. The following equivalency will be utilized for purposes of crediting service under the Plan: An Employee will be credited with 190 Hours of Service for each calendar month in which he/she completes at least one Hour of Service.

Code:  The Internal Revenue Code of 1986, as amended from time to time.

Committee: The Employee Benefits/Health Care Committee consisting of the persons appointed from time to time by the Chief Executive Officer of the Sponsor to serve at his/her pleasure to administer the Plan. The chair of the Committee, similarly appointed from among the Committee members, is the agent for service of legal process for suits against the Plan. The address of the Committee and its chair is 8631 Rush Street, (P.O. Box 800), Rosemead, California 91770.


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Company: An Affiliated Company whose employees have been approved for participation in the Plan by the Committee.

Company Contributions: Matching Contributions and Profit/Gain Sharing Contributions made to the Plan by the Company on behalf of the Participant.

Company Contribution Account: The account established under Section 11.01(c).

Compensation:

(a) General Definition of Compensation: Except where specifically modified by the terms of the Plan, a Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment for the Company to the extent that the amounts are includable in gross income for a Plan Year (including, but not limited to, commissions paid salesmen, compensation for services based on a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Regulation Section 1.62-2(c)), but excluding:

         (i) Contributions made by the Company to a plan of deferred compensation to the extent that, before the application of the Code
         Section 415 limitations to that plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed. In addition, contributions made by the Company on behalf of an Employee to a simplified employee pension described in Code Section 408(k) are not considered as compensation for the taxable year in which contributed. Additionally, any distributions from a plan of deferred compensation are not considered as compensation for Code
         Section 415 purposes, regardless of whether such amounts are includable in the gross income of the Employee when distributed. However, any amounts received by an Employee pursuant to an unfunded non-qualified plan is permitted to be considered as compensation for Code Section 415 purposes in the year the amounts are includable in the gross income of the Employee.

         (ii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

         (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

         (iv) Other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by an employer (whether or not under a salary reduction agreement) towards the

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         purchase of an annuity contract described in Code Section 403(b)
         (whether or not the contributions are excludable from the gross income of the Employee).

(b) Compensation Limitations: For Plan Years beginning in 1989 through 1994, only the first $200,000 (or, such larger amount as may be prescribed by the Secretary of Treasury) of a Participant's Compensation will be taken into account under the Plan. For any Plan Year beginning prior to 1989, the $200,000 applies only if the Plan is top heavy for such Plan Year. For Plan Years beginning after 1994, only the first $150,000 (or such larger amount as may be prescribed by the Secretary of the Treasury) of a Participant's Compensation will be taken into account under the Plan.

Computation Period:

(a) for purposes of determining eligibility, initially, the twelve (12) consecutive month period beginning on the Employment Commencement Date (or if a Break in Service has occurred, the first date thereafter on which an Hour of Service is credited) (such period and any subsequent such period ending on anniversary dates thereof being "Anniversary Year Computation Periods"); and thereafter the calendar year beginning with the calendar year which commences within the Employee's first Anniversary Year Computation Period; and

(b) for purposes of determining vesting with respect to Hours of Service completed on or after January 1, 1996, a calendar year. Prior to January 1, 1996, the Computation Period for determining vesting was the Anniversary Year Computation Period. Section 13.02 provides certain transition rules applicable to determining Years of Service for 1996.

Deferral: The actual amount of a Participant's Earnings which he/she defers so that such amount may be contributed to the Plan by the Company on his/her behalf pursuant to Section 7.01.

Deferral Percentage: The percentage of Earnings a Participant elects to defer under Section 5.01.

Earnings:

(a) Earnings for any payroll period of full-time Employees will be the product of a Participant's hourly base rate of pay times 80 hours (40 hours for weekly payrolls). Earnings for part-time employees will be the product of a Participant's hourly base rate of pay times the Participant's regular straight-time hours not to exceed 80 hours (40 hours for weekly payrolls). Earnings for employees of Edison Enterprises, or its wholly-owned subsidiaries, will include commissions. Earnings will not include amounts paid resulting from long-term disability, overtime premium, upgrade, shift differential, bonuses, bonus awards, subsistence pay, wage continuation, back pay, management relocation assistance or deferred compensation other than Deferrals under the Plan.

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(b) For Plan Years beginning in 1989 through 1994, only the first $200,000 (or, such larger amount as may be prescribed by the Secretary of Treasury) of a Participant's Earnings will be taken into account under the Plan. For Plan Years beginning after 1994, only the first $150,000 (or such larger amount as may be prescribed by the Secretary of the Treasury) of a Participant's Earnings will be taken into account under the Plan. This Earnings limitation applies to the combined earnings of the Employee and of any Family Member required to be aggregated with the Employee as provided under Article 10.

Employee: A person employed by the Company, as a regular, part-time or new normal employee unless represented for purposes of collective bargaining by a union whose collective bargaining agreement with the Company, does not provide for his/her participation in the Plan.

Employment Commencement Date: The first date with respect to which an Employee is credited with an Hour of Service.

Entry Date: The first Monday of each pay period.

ESOP Plan: The portion of the Plan consisting of the Edison International Stock Fund and constituting an employee stock ownership plan.

Family Member: The Employee's spouse and the Employee's lineal ascendants or descendants and spouses of such lineal ascendants and descendants.

Forfeitures: The Stock and cash, including related income, which, because they were not vested, have been forfeited due to termination of employment. Forfeitures also include amounts declared forfeited by the Committee pursuant to
Section 17.07 relating to unlocated Participants or Beneficiaries.

Highly Compensated Employee: The term includes highly compensated active and highly compensated former Employees.

A highly compensated active Employee includes any Employee who performs service for the Company during the determination year and who, during the look-back year: (a) received compensation from the Company in excess of $75,000 (as adjusted pursuant to Code Section 415(d)); (b) received compensation from the Company in excess of $50,000 (as adjusted pursuant to Code Section 415(d)) and was a member of the top-paid group for such year; or (c) was an officer of the Company and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under Code Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes (a) Employees who are both (i) described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and (ii) are one of the 100 Employees who received the most compensation from the Company during the determination year; and (b) Employees who are five-percent owners at any time during the look-back year or determination year.

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The number of officers shall be limited to the lesser of (a) 50 employees; or
(b) the greater of three employees or ten percent of all employees. If no officer has satisfied the compensation requirement of (c) above, during either a determination year or a look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Company during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

For purposes of this Section, the "determination year" is the Plan Year. The "look-back year" is the 12-month period immediately preceding the determination year. The "top-paid group" for any Plan Year is the top 20 percent of Employees ranked on the basis of compensation paid. "Compensation" is the amount determined in accordance with the definition of that term in this Article 2 plus any amount contributed by the Company on behalf of a Participant pursuant to a salary reduction agreement and which is not includable in gross income under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

If an Employee is, during a determination year or a look-back year, a Family Member of either a five-percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the ten most highly compensated Employees ranked on the basis of Compensation paid by the Company during such year, then the Family Member and the five-percent owner or top-ten highly compensated Employee shall be aggregated. In such case, the Family Member and the five-percent owner or top-ten highly compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of the Compensation and contributions or benefits of the Family Member and the five-percent owner or top-ten highly compensated Employee.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Code Section 414(q) and the Regulations thereunder.

Hour of Service:

(a) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Company for the performance of his/her duties as an Employee during the applicable Computation Period;

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(b) to the extent not included in (a), each hour for which back pay, irrespective of mitigation of damages, is awarded or agreed to be paid to the Employee by the Company;

(c) each hour for which an Employee receives pay for authorized absences (e.g., vacation, paid time off, disabilities caused by industrial accident or industrial illness) but excluding any hour of absence resulting from non-industrial accident or illness (i) prior to the completion of six months of active and continuous service with the Company or (ii) following the exhaustion of the Employee's sick time allowance credits under the Comprehensive Disability Plan;

(d) each hour of absence without compensation during authorized absences not in excess of 30 consecutive calendar days or during periods of absence for military leave;

(e) each hour of absence resulting from non-industrial accident or illness, occurring at any time, for which an Employee receives any extended disability payment under the Comprehensive Disability Plan, or the Long Term Disability Plan, or any successor plan maintained by the Company for Employees; and

(f) each hour of absence for maternity or paternity reasons which would otherwise be credited to the individual but for such absence, but no more than 501 Hours of Service will be credited under this Subsection during any Computation Period for any single continuous period during which the Employee performs no duties. For purposes of this Subsection, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this Subsection (f) will be credited in the Computation Period in which the absence begins if necessary to prevent a Break in Service in that period, otherwise the Hours of Service will be credited to the immediately following Computation Period.

(g) In crediting the above Hours of Service, each hour will be determined and credited in accordance with Department of Labor Regulations 2530.200b-2(b) and
(c) which are incorporated herein by reference.

Investment Fund(s): One or more investment media identified in Section 25.01 which are selected from time to time by the Committee for the investment of the account balances of Participants pursuant to Article 12.

Leased Employee: means any person who is not an Employee of the recipient, who, pursuant to an agreement between the Employer, and any other person, has performed services for the Employer (or any related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least

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

one year and such services are of a type historically performed by Employees in the business field of the Employer.

Market Close: The closing time for the New York Stock Exchange on any business day, typically 1:00 p.m. Pacific Time.

Matching Contributions: The contributions the Company makes to the Plan in accordance with Section 7.02.

Month:  Any calendar month.

Non-Highly Compensated Employee: An Employee who is neither a Highly Compensated Employee nor a Family Member of a Highly-Compensated Employee.

Normal Retirement Age: The first of the month in which a Participant attains age 65.

Participant(s): Any Employee who is participating in the Plan by making Deferrals or Post-Tax Contributions thereto; any Employee, former Employee, Beneficiary or former spouse of an Employee who has any Stock or cash held in the Trust to which he/she is or may become entitled; or any Employee or former Employee who has received all Stock or cash previously held in the Trust to which he/she is entitled but who has not incurred a Break in Service.

Permanent and Total Disability: For purposes of the Plan, an Employee Participant will be considered Permanently and Totally Disabled when the Participant is so determined by the Committee.

Plan: The Stock Savings Plus Plan of the Company, as amended from time to time, previously known as the Employee Stock Purchase Plan. The Plan is also informally known as the Edison 401(k) Savings Plan.

Plan Year: The fiscal year of the Plan beginning January 1 and ending December
31.

Post-Tax Account: The account established under Subsection 11.01(a).

Post-Tax Contribution: Participant contributions to the Plan made on an after-tax basis pursuant to Section 5.04.

Profit/Gain Sharing Contributions: Company contributions to the Plan made pursuant to Section 7.03.

Profit/Gain Sharing Account: The account established under Subsection 11.01(e).

Pre-Tax Account: The account established under Subsection 11.01(b).

QDRO: Qualified Domestic Relations Order as defined by Section 414(p) of the
Code.

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Quarter:  Any calendar quarter.

Retirement: Termination of service with the Employer under the terms of the 1958 Retirement Plan or other Company pension plans.

As to Plan benefits awarded in a dissolution of marriage proceeding to a former Spouse, "Retirement" also includes a date of distribution elected by the former Spouse which is on or after the earliest date on which the Participant could have retired under the terms of the 1958 Retirement Plan or other Company pension plans.

Rollover Account:  The account established under Subsection 11.01(d).

Secretary: The person appointed by the Committee with authority specified in
Article 19 and with such other duties as may be prescribed by the Committee.

Sponsor:  Southern California Edison Company.

Spouse:  A Participant's lawful husband or wife.

Stock:  Edison International common stock.

Trust: The trust established by agreement between the Sponsor and the Trustee for the purpose of holding the assets of the Plan on behalf of Participants and from which all Plan distributions are made.

Trustee: State Street Bank and Trust Company has been selected and appointed to serve as Trustee of the Plan subject to the Sponsor's rights under the trust agreement to remove a trustee and appoint a successor.

Year of Service: A Computation Period in which an Employee completes not less than l,000 Hours of Service with an Affiliated Company, a predecessor employer, or as a leased employee of the Company as defined by Section 414(n) of the Code. The following equivalency will be utilized for purposes of crediting service under the Plan: an Employee will be credited with 190 Hours of Service for each calendar month in which he/she completes at least one Hour of Service.

                                    ARTICLE 3
                          ELIGIBILITY AND PARTICIPATION

3.01     Entry or Reentry Into Plan

(a) An Employee is eligible to become a Participant in the Plan upon employment or reemployment with the Company. There is no maximum nor minimum age requirement for eligibility. Participation will commence following enrollment as provided in Article 4.

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(b) An Employee who retires from his/her employment, but is re-employed by the
Company, may participate in the Plan subject to the conditions in Subsections
(b) and (c), above.

(c) An Employee who terminates his/her employment, but is re-employed by the Company prior to incurring a Break in Service, may resume participation as soon as practicable following reemployment.

(d) An Employee who retires from his/her employment, but is re-employed by the Company, may participate in the Plan.

3.02     Participation

Participation in the 401(k) and ESOP features of the Plan is entirely voluntary and will continue until the Participant incurs a Break in Service. A Participant who remains in the employ of the Company after attaining Normal Retirement Age will continue to participate in the Plan and receive allocations in the same manner as any other Participant. Participation by eligible Participants in the Profit Sharing features of the Plan occurs automatically.

3.03     Leased Employees

Leased Employees are not eligible to participate in the Plan. Service of such persons which would have counted as Hours of Service and Years of Service had the individual been in an eligible classification shall count towards vesting should the individual subsequently be employed in an eligible classification.

3.04     Qualified Military Service

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u)(4) of the Code.

                                    ARTICLE 4
                               ENROLLMENT IN PLAN

4.01     Enrollment

An eligible Employee will be mailed a personal identification number shortly after beginning employment in an eligible classification. Upon receipt of the personal identification number, enrollment may be initiated at any time thereafter by calling the applicable Automated Transaction System. Participation will begin as soon as practicable, but no later than the second Entry Date following such enrollment.

4.02     Acceptance of Plan by Participant

The Participant's enrollment in the Plan through the applicable Automated Transaction System will constitute his/her acceptance of the terms and provisions of the Plan.

                                    ARTICLE 5
                PARTICIPANT DEFERRALS AND POST-TAX CONTRIBUTIONS

5.01     Deferral Percentage

(a) Except as provided in Subsection (b) and Sections 5.05 and 5.06, each eligible Participant may defer from 1 to 19 percent of his/her Earnings, in whole percentage increments only, which would otherwise be payable to him/her for each payroll period by electing to have the amount deferred to the Plan instead of receiving it in cash.

(b) Notwithstanding anything in this Plan to the contrary, no more than $10,000 in Deferrals will be allocated to a Participant's account for any calendar year under this Plan, or any other qualified plan maintained by the Company. A Participant's deferral of Earnings will be discontinued automatically when the amount elected to be deferred under this Plan for any payroll period would cause his/her aggregate Deferrals for the year under this Plan to exceed the annual limit for the calendar year. The $10,000 limit will be adjusted by the cost of living adjustment factor prescribed by the Secretary of Treasury under Code
Section 415(d) of the Code.

5.02     Earnings Reduction Agreement

A Participant's election to defer a percentage of his/her Earnings under Section
5.01 will constitute the Participant's agreement to a reduction in his/her compensation equal to the selected percentage in consideration of the agreement of the Company to contribute such amount to the Plan on behalf of the Participant. An election to defer Earnings may not be made with respect to Earnings which are available to the Participant at the time his/her election is made.

5.03     Initial Deferral Election

A Participant's initial deferral election will be made at the time of Plan enrollment through the applicable Automated Transaction System. Use of the Participant's personal identification number to initiate such deferrals will constitute the Participant's authorization for the Company to deduct such amounts from the Participant's compensation.

5.04     Post-Tax Contributions

If a Participant's Deferral Percentage is reduced by operation of the limitation rules of Section 10.02, the Participant may elect to contribute to the Plan, on a post-tax basis, a whole percentage of his/her Earnings no greater than such reduction. This election will be made in the manner and on the form prescribed by the Sponsor for this purpose. Post-tax contributions may also be permitted pursuant to Section 13.04(b).

5.05     Inactive Participation

A Participant may not make Deferrals or Post-Tax Contributions under the Plan after he/she terminates employment or otherwise becomes ineligible to participate in the Plan.

5.06     Limitations

Notwithstanding the above, Deferrals and Post-Tax Contributions will be limited as provided in Article 10 to comply with the requirements of Sections 401(k), 402(g) and 415 of the Code.

                                    ARTICLE 6
                  CHANGE OR REVOCATION OF PARTICIPANT ELECTIONS


6.01     Change of Participant Elections

(a) Except as provided in Article 10, the election(s) made under Article 5 will remain in effect, notwithstanding any change in the Participant's Earnings, as long as the Participant remains eligible or until he/she changes or revokes his/her election(s).

(b) A Participant may increase or decrease his/her Deferral Percentage in whole percentage increments at any time through the applicable Automated Transaction System. In the case of a decrease, Post-Tax Contributions (if any) will be reduced prior to Deferrals.

An election to increase or decrease a Deferral Percentage will be effective within two pay periods.

6.02     Revocation of Participant Elections

A Participant may revoke his/her election(s) at any time and thereby discontinue making Deferrals and Post-Tax Contributions through the applicable Automated Transaction System. The revocation will be effective within two payroll periods. Such a revocation does not terminate participation in the Plan. Participant Deferrals will resume within two pay periods following the date the Participant makes a new Deferral election through the applicable Automated Transaction System.

                                    ARTICLE 7
                              COMPANY CONTRIBUTIONS


7.01     Contribution of Participant Deferrals

In consideration of each Participant's election and agreement under Sections
5.01 and 5.02, respectively, the Company will contribute to the Plan on behalf of the Participant an amount equal to his/her Deferrals.

7.02     Matching Contributions

(a) Except as provided in Subsection (b), the Company will also contribute to the Plan out of its net operating revenues as an operating expense an amount equal to the aggregate Company Matching Contributions as determined under this Subsection (a). Such contributions will include matching contributions of Affiliate Companies. The Plan provides Company Matching Contribution rates of 0, 65, 75, or 100 percent of eligible

Participant contributions depending on the Participant's Company or the terms of any applicable collective bargaining agreement.

         (i) Unless otherwise provided in this Section or Article 26, for each dollar of Deferrals and Post-Tax Contributions contributed to the Plan up to 6 percent of the Participant's Earnings, 75 cents of Company Matching Contributions will be contributed to the Plan on the Participant's behalf. The maximum Company Matching Contribution under this Paragraph is 4.5% of a Participant's Earnings. This Company Matching Contribution rate applies to Participants represented for collective bargaining purposes by International Brotherhood of Electrical Workers, Local Union No. 47, the Utility Workers Union of America, Local Union No. 246 or the Utility Workers Union of America, Local Union No. 246A (San Onofre Firefighters Association) effective January 1, 2000.

         (ii) For each dollar of Deferrals and Post-Tax Contributions contributed to the Plan up to 6 percent of Earnings by a Participant employed by Edison Mission Energy, Edison Enterprises or their participating subsidiaries, one dollar of Company Matching Contributions will be contributed to the Plan on the Participant's behalf except as provided in Article 26. The maximum Company Matching Contribution under this Paragraph is 6% of a Participant's Earnings.

(b) Company contributions during a Month will be reduced by an amount equal to any Forfeitures occurring during the prior Month.

(c) Company Matching Contributions on behalf of Participants are determined each pay period in accordance with Subsection (a). In the case of Participants whose Deferrals and Post-Tax Contributions to the Plan are discontinued or reduced at the election of the Participant or as a result of limitations imposed by Sections 401(a)(17) or 402(g) of the Code, Matching Contributions will continue to be made in subsequent pay periods during Participant's employment to the extent necessary to ensure that the Participant's year-to-date Matching Contributions equal the lesser of (i) the product of the applicable Company Matching Contribution percentage multiplied by the sum of the Participant's year-to-date Deferrals and Post-Tax Contributions to the SSPP, or (ii) the product of the Participant's year-to-date Earnings multiplied by the Participant's maximum Company Matching Contribution expressed as a percentage of Earnings, regardless of the amount of Deferrals or Post-Tax Contributions the Participant makes to the Plan in that particular pay period. This subsection (c) is not applicable to Participants covered by a collective bargaining agreement unless this provision is specifically included in such agreement.

7.03     Profit/Gain Sharing Contributions

(a) Except as provided below, employees of Edison Mission Energy, Edison Enterprises and their participating subsidiaries are eligible for two types of Profit/Gain Sharing Contributions:

         (i) Fixed Profit/Gain Sharing. This is comprised of a 3% Profit/Gain Sharing Contribution each pay period to the Plan on behalf of eligible Employees.

         (ii) Variable Profit/Gain Sharing. This is comprised of an additional annual Profit/Gain Sharing Contribution to the Plan on behalf of eligible Employees if certain business objectives are reached. The annual variable profit/gain sharing rate will likely be different between Edison Mission Energy and Edison Enterprises.

(b) Profit/gain sharing contributions are based on employee Earnings as determined under the Plan. Notwithstanding the foregoing, for an eligible Employee receiving LTD benefits, fixed Profit/Gain Sharing Contributions are based on the Employee's Earnings rate immediately prior to the disability. This does not apply to annual variable Profit/Gain Sharing Contributions which will only be made to the Plan on behalf of eligible Employees to the extent they have Earnings during the year. LTD benefits are not included in Earnings.

(c)      Eligibility.

         (i) Fixed Profit/Gain Sharing. Effective the first pay period ending on or after April 1, 1999, an Employee is eligible for a fixed Profit/Gain Sharing Contribution for a pay period if all of the following apply (i) the Employee has Earnings during the pay period, (ii) the Employee is employed at Edison Mission Energy or Edison Enterprises at the end of the pay period, (iii) the Employee's status code is active, LTD or paid leave of absence (PAYLOA) or the Employee dies during the pay period and the prior status was active, LTD or PAYLOA; (iv) the Employee is not represented for collective bargaining purposes by IBEW Local 459, or CWA Local 9586, and (v) if employed by Edison Enterprises, the Employee's benefit program code was equal to BEN on March 31, 1999 or the Employee was eligible for Profit/Gain Sharing at another Affiliate immediately prior to joining Edison Enterprises.

         (ii) Variable Profit/Gain Sharing. An Employee is eligible for a variable Profit/Gain Sharing Contribution if all of the following apply: (i) the Employee has Earnings during the year; (ii) the Employee was employed at Edison Mission Energy or Edison Enterprises during the year, (iii) at the end of the year, the Employee's status is active or PAYLOA or the Employee died during the year and the prior status was active or PAYLOA; (iv) while employed at Edison Mission Energy or Edison Enterprises during the year, the Employee is not represented for collective bargaining purposes by IBEW Local 459, or CWA Local 9586, and (v) if employed by Edison Enterprises, the Employee's benefit program code was equal to BEN. Edison Mission Energy or Edison Enterprises Employees who transfer to another Affiliated Company during the year will be eligible for a pro rata variable Profit/Gain Sharing Contribution based on their Earnings for the year at the participating company.

(d) All Profit/Gain Sharing Contributions will be invested according to Participant investment elections for new contributions under the Plan. If the Employee is not a Plan Participant at the time of the contribution, the Profit/Gain Sharing Contributions will be invested in the Edison International Stock Fund. Those Employees, and any other Participant receiving Profit/Gain Sharing Contributions, may diversify their balances among the Plan Funds on a daily basis.

(e) Variable Profit/Gain Sharing Contribution percents will be determined and posted to Employee accounts the following year. Only Earnings while the Employee was eligible for the fixed Profit/Gain Sharing Contribution will be considered for determining the variable Profit/Gain Sharing Contribution.

7.04     Qualified Nonelective Contributions

To the extent necessary to satisfy the Code Section 401(k)(3) or 401(m) limits, the Sponsor may determine in its discretion whether a Qualified Nonelective Contribution shall be made to the Trust for a Plan year; and if so, the amount to be contributed by each Company (which amount may vary among Companies). Qualified Nonelective Contributions shall be fully vested and subject to the same distribution rules as Deferrals. Qualified Nonelective Contributions are not eligible for hardship withdrawals.

7.05     Limitations

Notwithstanding the above, Company contributions with respect to any Participant will be limited in the manner described in Article 10 to comply with the applicable requirements of Sections 415 and 401(k) of the Code. For Code Section 415 purposes, the annual Profit/Gain Sharing Contribution will be considered a contribution made in the previous Plan Year.

                                    ARTICLE 8
                    TRANSFERS AND ROLLOVERS FROM OTHER PLANS

8.01     Employee Rollover Contributions

(a) With the consent of the Administrator and subject to the terms and conditions of this Section 8.01, any Employee may contribute to the Plan an "eligible rollover distribution," as that term is defined by Section 402(c)(4) of the Code, from the Southern California Edison Company Retirement Plan. Participants may rollover eligible rollover distributions from another qualified plan (includes rollovers via a "conduit" individual retirement account). Previous Plan participation or eligibility is not required. The Administrator may require the Employee to provide satisfactory evidence that the proposed transfer is in fact an eligible rollover distribution.

(b) Rollover contributions to this Plan must be in cash. Any Rollover Contributions will be invested directly in the Funds designated by the Participant on his/her rollover contribution request. Rollover contributions will be accounted for in a separate Rollover Account and will be fully vested at all times and not subject to forfeiture. In all other respects, the rollover contribution will be subject to the same Plan administrative provisions, including withdrawal and distribution restrictions, as would apply to Participant Deferrals.

(c) Notwithstanding the requirement that rollovers to the Plan be made in cash, in the event of the acquisition, merger, asset purchase or other similar transaction involving an Affiliated Company as a result of which new employees eligible to participate in the Plan are acquired or hired, the Plan may accept as part of an otherwise valid direct rollover of such an employee's total account balance from the former employer's qualified plan any outstanding plan loans and notes. Loan rollovers are subject to the consent of the Secretary and any conditions the Secretary may impose for the efficient administration of the Plan including a valid assignment of the note by the former employer's plan, the employee's written acknowledgment of such assignment and the employee's authorization of payroll deductions and any loan reamortization necessary to conform the loan to Company payroll periods and repay the remaining loan balance over the original term of the loan.

(d) If an Employee makes a rollover contribution, the Employee will be treated as a Participant for all purposes of the Plan even if the Employee is not a Participant for purposes of making Deferrals or contributions to the Plan under
Article 5 or sharing in Company Matching Contributions under Article 7.

                                    ARTICLE 9
                       PAYMENT TO TRUSTEE AND ALLOCATIONS

9.01     Payment to Trustee

All Participant Deferrals and Post-Tax Contributions, together with Company Matching Contributions and fixed Profit/Gain Sharing Contributions, will be paid to the Trustee each pay period, or as soon thereafter as practicable, to be invested and held for distribution in accordance with Article 25. If variable Profit/Gain Sharing Contributions are made, they will be paid to the Trustee during the Plan Year following the year they are earned.

9.02     Allocation of Contributions

The Deferrals and Post-Tax Contributions of each Participant paid to the Trustee will be credited to the account of that Participant. Concurrent therewith, or as soon as practicable thereafter, and subject to the limitations of Article 10, each Participant will be credited with the Company Matching Contributions as provided in Section 7.02, and if applicable, the Fixed Profit/Gain Sharing contribution as provided in Section 7.03. Variable Profit/Gain Sharing contributions will be credited to the account of each eligible Participant at the time the contribution is paid to the Trustee, or as soon thereafter as practicable.

                                   ARTICLE 10
                                   LIMITATIONS

10.01    Section 415 Limitations on Annual Additions

(a) Notwithstanding any other provision herein to the contrary, Annual Additions to the Plan on behalf of any Participant will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan.

(b)      Definitions

         (i) "Annual additions" for any Plan Year will mean the sum of the following amounts allocated to a Participant's accounts for any Plan Year for all defined contribution plans maintained by the Company:

                  (A)      All Company contributions;

                  (B)      Forfeitures; and

                  (C)      All Employee contributions.

         Except to the extent provided in Treasury regulations, Annual Additions include excess contributions described in Section 401(k) and excess aggregate contributions described in Section 401(m), regardless of whether the Plan distributes or forfeits such excess amounts.Excess deferrals under Code Section 402(g) are not Annual Additions unless distributed after the correction period described in Code Section 402(g). Annual Additions also include any excess amounts reapplied to reduce Company Contributions under this Article. Amounts allocated after March 31, 1984, to an individual medical account (as defined under Code Section 415(l)(2)) included as part of a defined benefit plan maintained by the Company are Annual Additions. Furthermore, Annual Additions include contributions paid or accrued after December 31, 1985, for taxable years after December 31, 1985, attributable to postretirement medical benefits allocated to a separated account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Company, but only for purposes of the dollar limitation applicable to the Maximum Permissible Amount.

         (ii) "Maximum Permissible Amount" - the lesser of (a) 25 percent of the Participant's Compensation from the Company for the Plan Year, or (b) $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation under Code Section 415(b)(1)(A) as adjusted for cost-of-living increases).

(c) If the Annual Additions with respect to a Participant would cause the Maximum Permissible Amount to be exceeded for any Plan Year, the aggregate of the Annual Additions to this Plan and the Annual Additions to any other defined contribution plan of the Company will be reduced, until the Annual Additions no longer exceed the Maximum Permissible Amount, in the following order of priority effective January 1, 1999:

         (i) Refund any Post-Tax Contributions and income attributable thereto made by the Participant to this Plan which are not matched by Company contributions to the extent that such contributions would be aggregated with the Annual Addition to this Plan;

         (ii) Refund any Deferrals and income attributable thereto made by the Participant to this Plan which are not matched by Company contributions to the extent that such contributions would be aggregated with the Annual Addition to this Plan;

         (iii) Refund all other Post-Tax Contributions and income attributable thereto made by the Participant to this Plan to the extent that such contributions would be aggregated with the Annual Addition to this Plan and forfeit Company contributions attributable to such Post-Tax Contributions;

         (iv) Refund all other Deferrals and income attributable thereto made by the Participant to this Plan to the extent that such contributions would be aggregated with the Annual Addition to this Plan and forfeit Company contributions attributable to such Deferrals;

         (v) Reduce the Participant's allocation of Profit/Gain Sharing Contributions and income attributable thereto to the extent that such contributions would be aggregated with the Annual Addition to this Plan. Such reduction will be held unallocated and used to reduce employer contributions for all Participants in the following limitation year;

         (vi) Reduce the Participant's allocation of forfeitures under this Plan for the Plan Year in which the excess occurs. Such reduction will be held unallocated and used to reduce employer contributions for all Participants in the following limitation year;

         (vii) Reduce the Participant's allocation of other Matching Contributions under this Plan for the Plan Year in which the excess occurs. Such reduction will be held unallocated and used to reduce employer contributions for all Participants in the following limitation year;

         (viii) Refund any contributions made by the Participant to any other defined contribution plan of the Company for the Plan Year in which the excess occurs to the extent that such contribution would be aggregated with the Annual Addition to this Plan;

         (ix) Reduce the Participant's allocation of Company contributions under any other defined contribution plan of the Company for the Plan Year following the Plan Year in which the excess occurs. Such reduction will be allocated in accordance with the provisions of Section 9.02 to the Company Contribution Accounts of Participants who are not affected by the limitation of Subsection (a) of this Section; and

         (x) In the event that after the above refunds and reductions are made amounts are still available which may not be allocated hereunder, such amounts will be held in a suspense account. Amounts held in a suspense account will be allocated to the Company Contribution Accounts of Participants at the first possible time when such allocation would not violate the provisions of Section 415 of the Code or other applicable law. Such allocation will take place prior to the allocation of any amounts arising from any other source, including forfeitures for the subsequent year. Until such suspense account is reallocated in its entirety, no Company contributions may be made for a Plan Year in which the suspense account has not been exhausted.

         Notwithstanding any other provision of the Plan or Trust Agreement to the contrary, if the Company terminates the Plan and the amounts held in the suspense account cannot be allocated to the Company Contribution Accounts of the Participants upon termination of the Plan, the amount then standing in the suspense account will revert to the Company.

(d) For years prior to January 1, 2000, if an Employee is a Participant in both a defined contribution plan and a defined benefit plan maintained by the Company the sum of the defined contribution plan fraction and the defined benefit plan fraction pertaining to such Employee will not exceed 1.0.

         (i) The defined benefit plan fraction for any Plan Year is a fraction, the numerator of which is the Participant's projected annual benefit under the defined benefit Plan (determined as of the close of the Plan
         Year) and the denominator of which is the lesser of:

               (A) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of Code for such Plan Year, or

               (B) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to such Employee under the Plan for such Plan Year.

         (ii) The defined contribution plan fraction for any Plan Year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts in such Plan Year and for each prior Plan Year and the denominator of which is the sum of the lesser of the following amounts determined for such Plan Year and for each prior Year of Service with the Company:

               (A) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such Plan Year (determined without regard to Subsection (c)(6), or

               (B) the product of 1.4, multiplied by the amount which may be taken into account under Section 415(c)(1)(b) of the Code , (or Subsection (c)(7) or (8), if applicable) with respect to such individual under such plan for such Plan Year.

         (iii) For any Plan Year in which the limitations of Subsection (d) will be exceeded for any Participant for the Plan Year, the Participant's benefit under any defined benefit plan maintained by the Company will be reduced until such limitations are met. If, after the Participant's benefit under any defined benefit plans maintained by the Company are reduced, the limitations of Subsection (d) are still exceeded, the Annual Additions will be reduced in accordance with the provisions of Subsection (c).

         (iv) Where this Plan and a pre-TEFRA defined benefit plan are aggregated, a permanent adjustment will be made to the numerator of the defined contribution fraction to ensure that the sum of the defined contribution fraction and defined benefit fraction will not exceed 1.0 as of the effective date of TEFRA. This adjustment will be made when the sum of the defined contribution fraction and the defined benefit fraction exceeds 1.0 for the 1984 limitation year as a result of either benefit accruals or Annual Additions in excess of TEFRA Section 415 limits for the 1983 limitation year.

(e) For purposes of the limitations of this Section, all qualified defined contribution plans of the Company whether or not terminated, will be treated as one defined contribution plan, and all qualified defined benefit plans of the Company whether or not terminated, will be treated as one defined benefit plan.

(f) In the case of a pre-1983 Participant whose current accrued benefit, as of the close of the 1982 limitation year, exceeds the dollar limitation of Code
Section 415(b) of the Code as amended by TEFRA, then, with respect to such participant, the applicable dollar limitation is the Participant's current accrued benefit for purposes of applying the limitations of Code Section 415(b), and prior to January 1, 2000, Code Section 415(e).

10.02    Section 401(k)(3) Limitations

(a) In General. Deferrals made under the Plan are subject to the limitations on elective contributions of Code Section 401(k)(3), as more fully described below. The Plan provisions related to these limits are to be interpreted and applied in accordance with Code Sections 401(k)(3) and 401(a)(4), and in such manner as to satisfy such other requirements relating to Code Section 401(k) as may be prescribed by the Secretary of the Treasury from time to time. The provisions included in this Section

10.02 pursuant to the Small Business Job Protection Act of 1996 are adopted effective January 1, 1997.

(b) Actual Deferral Ratios. For each Plan year, the Administrator will determine the "actual deferral ratio" for each Participant who is eligible to make Deferrals. The actual deferral ratio shall be the ratio of elective contributions (plus any Qualified Nonelective Contributions treated as elective contributions) made on behalf of the Participant for the Plan Year to the Participant's Compensation for the applicable period. For purposes of determining a Participant's actual deferral ratio:

         (i) Elective contributions will be taken into account only if both of the following requirements are satisfied:

               (A) The elective contributions are allocated to the Participant's account as of a date within the plan Year, are not contingent upon participation in the Plan or performance of services on any date subsequent to that date, and are actually paid to the Trust no later than the end of the 12-month period immediately following the Plan Year to which the elective contributions relate; and

               (B) The elective contributions relate to Earnings that either would have been received by the Participant in the plan year but for the Participant's election to defer under the Plan, or is attributable to services performed in the Plan year and, but for the election to defer, would have been received by the Participant's Participant within 2-1/2 months after the close of the Plan Year.

         To the extent elective contributions that meet the requirements of (A) and (B) above constitute excess deferrals described in Subsection 10.04, they will be taken into account for each Highly Compensated Employee, but will not be taken into account for any Participant who is not a highly Compensated Employee.

         (ii) In the case of a Participant who is a Highly Compensated Employee for the Plan Year and is eligible to have elective contributions (and Qualified Nonelective Contributions, to the extent treated as elective contributions) allocated to his or her accounts under two or more cash or deferred arrangements described in Code Section 401(k) maintained by an Affiliated Company, the Participant's actual deferral ratio will be determined as if such elective contributions (and Qualified Nonelective Contributions, to the extent treated as elective contributions) are made under a single arrangement, and if two or more of the cash or deferred arrangements have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangement.

         (iii) The applicable period for determining Compensation for each Participant for a Plan Year will be the 12-month period ending on the last day of the Plan

         Year; provided that effective January 1, 1999 and to the extent permitted under Income Tax Regulations, the Administrator may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant.

         (iv) Qualified Nonelective Contributions made on behalf of Participants who are eligible to receive elective contributions shall be treated as elective contributions to the extent permitted by Income Tax Regulation
         Section 1.401(k)-1(b)(5).

         (v) In the event that the Plan satisfies the requirements of Code
         Section 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this section shall be applied by determining the actual deferral ratios as if all such plans were a single plan.

         (vi) An Employee who would be a Participant but for the failure to make elective contributions shall be treated as a Participant on whose behalf no elective contributions are made.

         (vii) Elective contributions made on behalf of Participants who are not Highly Compensated Employees that could be used to satisfy the Code
         Section 401(k)(3) limits but are not necessary to be taken into account in order to satisfy such limits, may instead be taken into account for purposes of the Code Section 401(m) limits to the extent permitted by Income Tax regulation Section 1.401(m)-1(b)(5).

(c) Actual Deferral Percentage Limitation. For any Plan Year, the actual deferral ratios for all Highly Compensated Employees eligible to receive elective contributions under the Plan shall be averaged to determine the actual deferral percentage for the highly compensated group, and the actual deferral ratios for all Employees who are not Highly Compensated Employees but are eligible to receive elective contributions under the Plan shall be averaged to determine the actual deferral percentage for the nonhighly compensated group. The actual deferral percentages must satisfy one of the following tests:

         (i) The actual deferral percentage for the highly compensated group does not exceed 125 percent of the actual deferral percentage for all other eligible Employees, or

         (ii) The excess of the actual deferral percentage for the highly compensated group over the actual deferral percentage for the nonhighly compensated group does not exceed two percentage points, and the actual deferral percentage for the highly compensated group does not exceed twice the actual deferral percentage of the nonhighly compensated group.

The tests in (i) and (ii) above shall be applied using the actual deferral percentage for the highly compensated group for the current Plan Year and the actual deferral percentage for the nonhighly compensated group for the immediately preceding Plan Year (taking into account the nonhighly compensated group that existed during such preceding Plan Year). Notwithstanding the foregoing, in satisfying the above tests, the Administrator may elect, to the extent permitted by Code Section 401(k)(3), applicable regulations and Internal Revenue Service guidance, to use the actual deferral percentage for the nonhighly compensated group determined for the current Plan Year. The current Plan Year method was used in 1997 and 1999, the preceding Plan Year method was used in 1998. The Plan will subsequently be amended to adopt the methodology to be used for 2000 and future years.

(d) Adjustments by Administrator. If, prior to the time all elective contributions for a Plan Year have been contributed to the Trust, the Administrator determines that Deferrals are being made at a rate which will cause the ss.401(k)(3) limits to be exceeded for the Plan Year, effective January 1, 1999, the Administrator may, in its sole discretion, limit the amount of Deferrals to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by suspending or reducing Deferral elections to the extent the Administrator deems appropriate. Any Deferrals that would otherwise be made to the Trust shall instead be paid to the affected Participant in cash.

(e) Excess Contributions. If the Code Section 401(k)(3) limits have not been met for a Plan Year after all contributions for the Plan Year have been made, the Administrator will determine the amount of excess contributions with respect to Participants who are Highly Compensated Employees. To do so, the Administrator will perform the following computation (which shall be used solely to determine the aggregate amount to be distributed under paragraph (f) below and not the amount to be distributed to any individual): first, the actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio shall be reduced to the extent necessary to (i) enable the Plan to satisfy the ss.401(k)(3) limits or (ii) cause such employee's actual referral ratio to equal the actual deferral ratio of the Highly Compensated Employee with the next highest actual deferral ratio, and then this process will be repeated until the Plan satisfies the ss.401(k)(3) limits. This Subsection (e) as restated is effective January 1, 1997.

(f) Distribution Of Excess Contributions. The aggregate amount of reductions determined under Subsection (e) above shall be distributed, first, to the Highly Compensated Employees with the highest dollar amounts of elective contributions, pro rata, in an amount equal to the lesser of (i) the total amount of excess contributions for the Plan Year determined under Subsection (e) above or (ii) the amount necessary to cause the amount of such Employees' elective contributions to equal the amount of elective contributions of the Highly Compensated Employees with the next highest dollar amount of elective contributions. This process is repeated until the aggregate amount distributed under this Subsection (f) equals the amount of excess contributions determined under Subsection (e) above. Income on excess contributions shall be distributed in accordance with applicable Income Tax Regulations. The income or loss for the period between the end of the year and the date of distribution allocable to excess elective contributions for the year will be disregarded. This Subsection (f) as restated is effective January 1, 1997.

(g) Special Rule. For purposes of distributing excess elective contributions, the amount of excess elective contributions that may be distributed with respect to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of excess elective contributions previously distributed to the Highly Compensated Employee for his or her taxable year ending with or within such Plan Year.

(h) Recordkeeping Requirement. The Administrator shall maintain such records as are necessary to demonstrate compliance with the Code Section 401(k)(3) limits including the extent to which Qualified Nonelective Contributions are taken into account in determining the actual deferral ratios.

(i) Effect on Matching Contributions. A Participant's elective contributions which are returned as a result of the Code Section 401(k)(3) limits for a Plan Year will not be taken into account in determining the amount of Matching Contributions to be made for the Participant's benefit for the Year. To the extent Matching Contributions have already been made with respect to the Deferrals at the time the Deferrals are determined to be excess contributions, the Matching Contributions will be distributed to the Participant at the same time as the Deferrals are returned; provided, however, that to the extent the Participant is not fully vested in the Matching Contributions, the Participant will forfeit the portion of the Matching Contributions that are not vested.

(j) Excise Tax Where Failure To Correct. If the excess contributions are not corrected within 2-1/2 months after the close of the Plan Year to which they relate, the Companies will be liable for a 10% tax on the amount of excess contributions attributable to them, to the extent provided by Code Section 4979. Qualified Nonelective Contributions properly taken into account under this Section for the Plan Year may enable the Plan to avoid having excess contributions, even if the contributions are made after the close of the 2-1/2 month period.

(k) Effective January 1, 1999, the Actual Deferral Percentage test can be applied by taking into consideration only those Employees who have attained age 21 and completed one Year of Service by the last day of the Plan Year plus those Employees who have not met such requirements who are Highly Compensated Employees.

(l) For purposes of the calculations under this section, "Plan" means the portion of the Plan other than the portion that is the ESOP Plan.

10.03    Code Section 401(m) Limits

(a) In General. Matching Contributions and Post Tax Contributions made under the Plan are subject to the limits of Section 401(m) of the Code, as more fully described below. The Plan provisions relating to the Code Section 401(m) limits are to be interpreted and applied in accordance with Sections 401(m) and 401(a)(4) of the Code, and in such manner as to satisfy such other requirements relating to Section 401(m) as may be prescribed by the Secretary of the Treasury from time to time. The provisions included in this Section 10.03 pursuant to the Small Business Job Protection Act of 1996 are adopted effective January 1, 1997.

(b) Actual Contribution Ratios. For each Plan Year, the Administrator will determine the "actual contribution ratio" for each Participant who is eligible for Matching Contributions. The actual contribution ratio shall be the ratio of the sum of the Matching Contributions, Post-Tax Contributions and Qualified Nonelective Contributions which are not treated as Elective Contributions made on behalf of the Participant for the Plan Year, to the Participant's Compensation for the applicable period. For purposes of determining a Participant's actual contribution ratio:

         (i) A Matching Contribution will be taken into account only if the contribution is allocated to a Participant's Account as of a date within the Plan Year, is actually paid to the Trust no later than 12 months after the close of the Plan Year, and is made on behalf of a Participant on account of theParticipant's Deferrals or Post-Tax Contributions for the Plan Year.

         (ii) In the case of a Participant who is a Highly Compensated Employee for the Plan Year and is eligible to have Matching Contributions or employee contributions (including amounts treated as matching contributions) allocated to his or her accounts under two or more plans maintained by an Affiliated Company which may be aggregated for purposes of Sections 410(b) and 401(a)(4) of the Code, the Participant's actual contribution ratio will be determined as if such contributions are made under a single plan, and if two or more of the plans have different Plan Years, all plans ending with or within the same calendar year will be treated as a single plan.

         (iii) Effective January 1, 1999, the applicable period for determining Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; provided that, to the extent permitted under Income Tax Regulations, the Administrator may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant.

         (iv) Elective Contributions not applied to satisfy the Code Section 401(k)(3) limits and Qualified Nonelective Contributions not treated as Elective Contributions may be treated as Matching Contributions to the extent permitted by Income Tax Regulation Section 401(m)-1(b)(5).

         (v) In the event that the Plan satisfies the requirements of Sections 401(k), 410(a)(4), or 410(b) of the Code only if aggregated with one or more other plans with the same Plan Year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this Subsection shall be applied by determining the actual contribution ratios as if all such plans were a single plan.

(c) Actual Contribution Percentages. The actual contribution ratios for all Highly Compensated Employees who are eligible for Matching Contributions or to make Post-Tax Contributions for a Plan Year shall be averaged to determine the actual contribution percentage for the highly compensated group for the Plan Year, and the actual contribution ratios for all Employees who are not Highly Compensated Employees but are eligible for Matching Contributions or to make Post-Tax Contributions for the Plan Year shall be averaged to determine the actual contribution percentage for the nonhighly compensated group for the Plan Year. The actual contribution percentages must satisfy at least one of the following tests:

         (i) The actual contribution percentage for the highly compensated group does not exceed 125% of the actual contribution percentage for the nonhighly compensated group; or

         (ii) The excess of the actual contribution percentage for the highly compensated group over the actual contribution percentage for the nonhighly compensated group does not exceed two percentage points and the actual contribution percentage for the highly compensated group does not exceed twice the actual contribution percentage of the nonhighly compensated group.

The tests in (i) and (ii) above shall be applied using the actual contribution percentage for the highly compensated group for the current Plan Year and the contribution percentage for the nonhighly compensated group for the immediately preceding Plan Year (taking into account the nonhighly compensated group that existed during such preceding Plan Year). Notwithstanding the foregoing, in satisfying the above tests, the Administrator may elect, in accordance with
Section 401(m)(2) of the Code, applicable regulations and Internal Revenue Service guidance, to use the actual contribution percentage for the nonhighly compensated group calculated for the current Plan Year. The current Plan Year method was used in 1997 and 1999, the preceding Plan Year method was used in 1998. The Plan will subsequently be amended to adopt the methodology to be used for 2000 and future years.

(d) Multiple Use Test. In the event that (i) the actual deferral percentage and actual contribution percentage for the highly compensated group each exceeds 125% of the respective actual deferral percentage or actual contribution percentage for the nonhighly compensated group, and (ii) the sum of the actual deferral percentage and the actual contribution percentage for highly compensated group exceeds the "aggregate limit" within the meaning of Income Tax Regulation Section 1.401(m)-

2(b)(3), the Administrator will reduce the actual contribution ratios of Highly Compensated Employees who had both an actual deferral ratio and an actual contribution ratio for the Plan Year to the extent required by such section and in the same manner as descried in paragraphs (f) and (g) below.

(e) Adjustments by Administrator. If, prior to the time all Matching Contributions and Post-Tax Contributions for a Plan Year have been contributed to the Trust, the Administrator determines that such contributions are being made at a rate which will cause the Code Section 401(m) limits to be exceeded for the Plan Year, the Administrator may, in its sole discretion, limit the amount of such contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by limiting the amount of such contributions to the extent the Administrator deems appropriate. This Subsection (e) as restated is effective January 1, 1999.

(f) Excess Aggregate Contributions. If the Code Section 401(m) limits have not been satisfied for a Plan Year after all contributions for the Plan Year have been made, the excess of the aggregate amount of the Matching Contributions (and any Qualified Nonelective Contributions, Post-Tax Contributions or Elective Contributions taken into account in computing the actual contribution percentages) actually made on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Section 401(m)(2)(A) of the Code shall be considered to be "excess aggregate contributions." The Administrator shall determine the amount of excess aggregate contributions. To do so, the Administrator will perform the following computation (which shall be used solely the determine the aggregate amount to be distributed under paragraph (g) below and not the amount to be distributed to any individual): first, the actual contribution ratio of the Highly Compensated Employee with the highest actual contribution ratio shall be reduced to the extent necessary to (i) enable the Plan to satisfy the Code Section 401(m) limits or (ii) cause such employee's actual contribution ratio to equal the actual contribution ratio of the Highly Compensated Employee with the next highest actual contribution ratio, and then this process will be repeated until the Plan satisfies the Code Section 401(m) limits. In no event will excess aggregate contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year. This Subsection (f) as restated is effective January 1, 1997.

(g) Distribution Of Excess Aggregate Contributions. The aggregate amount of reductions determined under Subsection (f) above shall be distributed, first, to the Highly Compensated Employees with the highest dollar amounts of Matching Contributions (and any Qualified Nonelective Contributions, Post-Tax Contributions or elective contributions taken into account in computing actual contribution percentages), pro rata, in an amount equal to the lesser of (i) the total amount of excess aggregate contributions for the Plan Year determined under Subsection (f) above, or (ii) the amount necessary to cause the amount of such Employees' Matching Contributions (and any Qualified Nonelective Contributions, Post-Tax Contributions or elective contributions taken into account in computing actual contribution percentages) to equal the amount of the Matching Contributions (and any Qualified Nonelective Contributions, Post-Tax Contributions or elective contributions taken into account in computing actual contribution percentages) of the Highly compensated Employees with the next highest dollar amount of Matching Contributions (and any Qualified Nonelective Contributions, Post-Tax Contributions or elective contributions taken into account in computing actual contribution percentages). This process is repeated until the aggregate amount distributed under this Subsection (g) equals the amount of excess aggregate contributions determined under Subsection (f) above. Income on excess aggregate contributions shall be distributed in accordance with applicable Regulations. The income or loss for the period between the end of the year and the date of distribution allocable to excess aggregate contributions for the year will be disregarded. Distribution of excess aggregate contributions for each Highly Compensated Employee shall be made first from any Post-Tax Contributions along with any related Matching Contributions, next from any Qualified Nonelective Contributions and finally from other Matching Contributions. Such distribution will be made after the close of Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. Excess aggregate contributions will be treated as employer contributions for purposes of Sections 401(a)(4), 404 and 415 of the Code even if distributed from the Plan. Notwithstanding the foregoing, to the extent a Participant would receive a distribution of excess aggregate contributions pursuant to this Section which relate to Matching Contributions in which the Participant does not have a vested interest, such portion of the excess aggregate contributions will be forfeited.

(h) Recordkeeping Requirement. The Administrator shall maintain such records as are necessary to demonstrate compliance with the Code Section 401(m) limits, including the extent to which elective contributions and Qualified Nonelective Contributions are taken into account in determining the actual contribution ratios.

(i) Excise Tax Where Failure To Correct. If the excess aggregate contributions are not corrected within 2-1/2 months after the close of the Plan Year to which they relate, the Companies will be liable for a 10% excise tax on the amount of excess aggregate contributions attributable to them, to the extent provided by
Section 4979 of the Code. Qualified-Nonelective Contributions properly taken into account under this Section for the Plan Year may enable the Plan to avoid having excess aggregate contributions, even if the contributions are made after the close of the 2-1/2 month period.

(j) Effective January 1, 1999, the Actual Contribution Percentage test can be applied by taking into consideration only those Employees who have attained age 21 and completed one Year of Service by the last day of the Plan Year plus those Employees who have not met such requirements who are Highly Compensated Employees.

(k) For purposes of the calculations under this section, "Plan" means the portion of the Plan other than the portion that is the ESOP Plan.

10.04    Section 402(g) Limitations

(a) If a Participant's deferred compensation under this Plan together with any elective deferrals (as defined in Income Tax Regulation Section 1.402(g)-1(b)) under another qualified cash or deferred arrangement (as defined in Code Section 401(k)), a simplified employee pension (as defined in Code Section 408(k)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457, or a trust described in Code Section 501(c)(18), cumulatively exceed the limitation imposed by Code
Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) and related regulations) for such Participant's taxable year, the Participant may, not later than March 1 following the close of the Participant's taxable year, certify to the Administrator in writing the amount of such excess and request that his/her Deferrals under this Plan be reduced by an amount specified by the Participant. (If the excess is attributable solely to plans maintained by the Company, such written certification will be deemed to have been made.) In such event, the Administrator may direct the Trustee to distribute the excess amount (and any income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. The income or loss allocable to the excess Deferral amount shall be calculated in the same manner as earnings on actual deferral percentage refunds specified in Section 10.02(f).

(b) Any distribution of less than the entire amount of the Participant's Deferrals and income for the year shall be treated as a pro rata distribution of excess Deferrals and income. The amount distributed shall not exceed the Participant's Deferrals for the taxable year plus allocable income and loss. Notwithstanding the above, a Participant's excess Deferrals shall be reduced, but not below zero, by any distribution of excess annual additions pursuant to
Section 10.01.

(c) The Plan may make a correcting distribution of excess deferrals and allocable income or loss attributable to plans of the Company on or before the last day of the Participant's taxable year provided each of the following conditions are met:

         (i) the distribution must be made after the date on which the Plan received the excess Deferral;

         (ii)the Administrator must designate the distribution as an excess Deferral on behalf of the Participant; and

         (iii) the Plan must designate the distribution as a distribution of excess Deferrals.

(d) Any distribution made pursuant to this Section 10.05 shall be made first from unmatched Deferrals and, thereafter, from Deferrals which are matched. Matching Contributions which relate to such distributed Deferrals shall be forfeited.

                                   ARTICLE 11
                      ACCOUNTING FOR PARTICIPANT INTERESTS

11.01    Individual Accounts

The following accounts will be kept at the direction of the Committee for each Participant, along with such subaccounts as are necessary to maintain an accurate record of the interest of each Participant in the Plan:

(a) Post-Tax Account. This account will include Participant contributions made to the Plan prior to January 1, 1984, subsequent Post-Tax Contributions, and the earnings and/or losses attributable thereto.

(b) Pre-Tax Account. This account will include Deferrals contributed to the Plan in accordance with Section 5.01 together with earnings and/or losses attributable thereto.

(c) Company Contribution Account. This account will include Company Matching Contributions in accordance with Section 7.02 together with earnings and/or losses attributable thereto.

(d) Rollover Account. This account will include rollover contributions made on behalf of the Employee from other qualified retirement plans pursuant to Section 8.01.

(e) Profit/Gain Sharing Account. This account will include Profit/Gain Sharing Contributions made on behalf of eligible Employees in accordance with Section
7.03 together with earnings and/or losses attributable thereto.

Participant accounts may be kept in dollars or in units or both, as determined in accordance with generally accepted principles of trust accounting. The information maintained will be sufficient to determine the number of shares of Stock that are allocated to Participant accounts as of any valuation date and the tax status of distributions with respect to matters such as the determination of net unrealized appreciation on shares of Stock that may be distributed.

11.02    Accounting for Investments

Each Participant who has any interest in an Investment Fund will have an undivided proportionate interest. The Committee will cause the records to be maintained relative to a Participant's account so that there may be determined as of any date the current value of the Participant's account in the Trust and the adjustments from the previous valuation date that have produced the current value.

11.03    Valuation of Accounts

Within 90 days after the end of each Plan Year, the Trustee will value the assets of the Trust on the basis of fair market values as of the close of the Plan Year.

The recordkeeper will value Plan accounts on a daily basis in accordance with generally accepted trust accounting principles. Accounts of Participants will be credited with contributions and debited with withdrawals and distributions. The recordkeeper shall also adjust the net credit balances of the Participant accounts in the respective Investment Funds of the Trust, upward and downward, on a pro rata basis (using reasonable assumptions regarding the availability of current period contributions, withdrawals, and distributions, for purposes of sharing in current period earnings and investment gains or losses), so that such net credit balances will equal the net worth of each Investment Fund of the Trust as of that date. The net worth of an Investment Fund will be determined by the Trustee and reported to the recordkeeper under procedures approved by the Committee or its delegate, by subtracting from the fair market value of assets held in such Investment Fund any expenses, withdrawals, distributions and transfers chargeable to that Investment Fund which have been incurred but not yet paid. All determinations made by the Trustee with respect to fair market values and net worth will be made in accordance with generally accepted principles of trust accounting, and the accounting based thereon, in accordance with procedures approved by the Committee or its delegate, will be conclusive and binding upon all persons having an interest under the Plan.

11.04    Participant Statements

Each Participant will receive a quarterly statement of his/her participation in the Plan as of the end of the prior Quarter.

                                   ARTICLE 12
                           INVESTMENT OF TRUST ASSETS


12.01    Investment of Future Contributions

(a) Initial Election. The Trustee will invest future Deferrals, Post-Tax Contributions, Matching Contributions and Profit/Gain Sharing Contributions in the Investment Funds designated by the Participant on his/her initial enrollment. If no election is made upon enrollment, these future contributions will be invested in the Edison International Stock Fund. Such amounts, and the related earnings, will remain invested in the Edison International Stock Fund subject to the provisions of Section 12.02. Notwithstanding the foregoing, IRS Voluntary Compliance Resolution Program remedial Company contributions will be initially invested in the Money Market Fund on behalf of affected Participants.

(b) Changing Investment Elections. Future contributions will be invested according to the Participant's last valid election until a new election is made.

The Participant may change his/her election through the applicable Automated Transaction System. Elections made by Market Close on a business day will be effective that day. If the election is made after Market Close, the election will be effective the following business day. Participant elections are made by indicating the percentage, stated in whole percentage increments, of his/her future contributions which he/she elects to invest in any of the Investment Funds.

(c) Timing of Investments. The Trustee will immediately invest Participant and Company contributions in those Investment Funds which do not have specific investment entry windows. For those Investment Funds with specific investment entry windows, the Trustee will hold the contributions in a short-term investment fund until the earliest date the contributions can be deposited in the Investment Fund selected by the Participant.

12.02    Investment of Accumulated Contributions

Each Participant may elect the percentage, stated in whole percentage increments, of his/her Accumulated Balance which he/she wants to invest in any of the Investment Funds. Elections may be made through the applicable Automated Transaction System. Elections made by Market Close on a business day will be effective that day. If the election is made after Market Close, the election will be effective the following business day. The Participant may transfer amounts from any Investment Fund to any other Investment Fund. The allocations between Investment Funds will be made based on the prices of the Investment Funds as of Market Close on the effective date. If the Participant does not timely advise the Administrator of any change in his/her investment allocation, then his/her Accumulated Balance will remain invested as it was without adjustments for changes in the market value of the Investment Funds. Furthermore, all contributions and related income added to a Participant's Accumulated Balance subsequent to the effective date of his/her last valid election under this Section will remain invested as elected until the Participant makes a new election through the applicable Automated Transaction System indicating otherwise.

                                   ARTICLE 13
                                     VESTING


13.01    Vesting of Deferrals and Post-Tax Contributions

The entire amount of a Participant's Deferrals and Post-Tax Contributions, including any stock, cash and related income, is unconditionally vested in the Participant.

13.02    Vesting of Company Contributions

Company Contributions and any Stock and cash attributable thereto, including related income, dividends, stock splits or other rights, are only conditionally credited to the Participant until they vest or are forfeited. Company Contributions will fully vest in a Participant when he/she completes the Years of Service with the Company indicated on the vesting schedule below, or, if earlier while an active employee, when the Participant attains Normal Retirement Age, dies, or becomes Permanently and Totally Disabled. All of a Participant's Years of Service will be counted for vesting purposes. The vesting schedule is as follows:

                                 Vesting Schedule
       Years of Service with                Percent of Nonforfeitable
            the Company                          Accrued Benefit
       ------------------------            ----------------------------
           Less than One                               0
            One or more                                20
            Two or more                                40
           Three or more                               60
            Four or more                               80
            Five or More                              100

For purposes of vesting under this Plan, in the event that a Participant performs 1,000 Hours of Service in the anniversary year Computation Period (defined in Article 2) ending in 1996, and 1,000 Hours of Service in the 1996 calendar year Computation Period, such Participant will be credited with two Years of Service.

The nonforfeitable percentage of a Participant's right to Company Contributions in the Plan will not be reduced as a result of any direct or indirect amendment to the Plan. If the Plan is amended to change or modify any vesting schedule, each Participant who has completed three Years of Service as of the end of the election period described below may elect to have his/her nonforfeitable percentage determined without regard to such amendment. The election period referred to in the preceding sentence will begin on the date such amendment is adopted and will end on the latest of the following dates:

(a) the date which is 60 days after the date on which such amendment is adopted;

(b) the date which is 60 days after the date on which such amendment becomes effective; or

(c) the date which is 60 days after the date on which the Participant is issued written notice of such amendment.

An election under this Section may be made only by an individual who is a Participant at the time such election is made, and once made, the election will be irrevocable.

13.03    Vesting of Plan Transfers and Rollover Contributions

Funds received by this Plan from another qualified retirement plan by rollover or transfer will remain unconditionally vested in the Participant.

13.04    Forfeiture, Repayment and Vesting Following Re-employment

(a) Forfeiture. If a Participant terminates his/her employment at a time when the Company Contributions credited to his/her account have not vested, the portion not vested will be forfeited upon the earlier of (i) the date of distribution, or
(ii) the date the Participant incurs five consecutive one-year Breaks In
Service.

(b) Repayment. A Participant whose employment has terminated and who has received a distribution will have the right to repay to the Plan the full amount of the distribution received by him/her and thereby restore any forfeited amounts to his/her account. Such repayment must be made before the earlier of five years after the first date on which the Participant is subsequently re-employed by the Company or the close of the first period of five consecutive one-year Breaks In Service commencing after the withdrawal. The provisions of this Subsection will apply only in the event that the Participant repays the full amount of the distribution in a single payment within the time period provided. Upon such a full repayment, the Sponsor will restore to the Participant's Account an amount equal to the amount of Company Contributions forfeited at the time of such distribution unadjusted by any subsequent losses or gains.

(c) Vesting Following Re-employment. Years of Service prior to the date of employment termination will be recognized for purposes of this Article.

                                   Article 14
                                   PLAN LOANS

14.01    Eligibility

Participants who are Employees, and other Participants who are parties-in-interest, as defined by the Employee Retirement Income Security Act, are eligible for Plan loans.

14.02    Loan Procedures

(a)      Types of Loans Available

         (i) General Purpose Loan. A loan for any purpose with repayment from one to four years. Repayment may be extended under certain circumstances as provided in this Article.

         (ii) Residential Loan. A loan for the purchase of the Participant's principal residence with repayment from one to 15 years.
         Repayment may be extended under certain circumstances as provided in this Article.

(b)      Loan Procedures

         (i) Administration. Plan Loans will be administered by the Secretary. The Administrator will process loan requests under the direction of the Secretary. Loans will be approved or denied based on the conditions and limitations of this Article.

         (ii) Loan Initiation. A Plan Participant may request a loan by submitting a request through the applicable Automated Transaction System. Loan requests may only be initiated by the Participant by using his or her personal identification number to access the applicable
         Automated Transaction System unless the Administrator confirms the Participant does not have access to this system and authorizes an alternate method to submit the request. The Participant must specify the type of loan, the amount of the loan and the number of Months for repayment subject to the limitations of this Article. The Participant will electronically approve the terms and conditions of the loan, payroll deductions and repayment schedule. Endorsement of the loan check will reaffirm his or her agreement with the terms and conditions of the loan. The applicable Automated Transaction System will provide immediate approval of general purpose loan requests meeting the eligibility requirements of this Article. Approval of Residential loans is contingent upon submission of valid supporting documentation as described in Paragraph (iii).

         (iii) Loan Processing. A general purpose loan will be effective the day of the request if the request is made prior to Market Close on a business day, or the following business day if the request is made later than Market Close. The Administrator will send the Participant a promissory note/disclosure statement with the loan terms and conditions to be retained by the Participant. Participants requesting a residential loan must return the completed confirmation notice along with valid supporting documentation substantiating the purchase of the primary residence and the amount requested within 30 days of the initial request, or the loan request will be canceled. The Administrator will then review the loan request for compliance with this Article. Once the residential loan documentation has been approved, the loan will be effective. The Participant may cancel the loan request through the applicable Automated Transaction System. The cancellation may be made any time prior to Market Close on the effective date.

         (iv) Loan Funding and Repayment. Loan proceeds checks are processed each week for loans approved that week. When the loan is approved, a check for the amount borrowed will be sent to the Participant within two weeks. Repayment by payroll deduction of interest and principal will begin approximately four to six weeks following the effective date of the loan. The repayments will be reinvested in the Participant's account in accordance with the last valid election on file for investment of future contributions.

(c)      Loan Amount Limitations

         (i) The Participant may borrow up to 50% of the vested account balance with a minimum loan amount of $1,000 and a maximum loan amount of $50,000. For general purpose loans, the maximum loan amount available will be reduced if necessary to ensure that the loan payment will not exceed 25% of the Participant's gross pay per pay period (total hours times the hourly rate plus any commissions paid). The maximum loan amount of $50,000 may be further reduced by IRS rules.

         (ii) The Participant's ability to repay the loan, based on available "take-home" funds per paycheck, may also limit the maximum amount of loans available.

         (iii) Loan proceeds will be distributed proportionately from each Investment Fund, excluding any fund subject to restricted access.

(d) Number of Loans. Only one loan may be taken each calendar year with a limit of two outstanding loans at anytime. No more than one residential loan may be outstanding at one time. Defaulted loans of active Employees are considered outstanding for this purpose unless repaid to the Plan.

(e) Interest Rate. The interest rate charged for a loan will be the lowest prime rate as published in the Wall Street Journal on the first business day of the month in which the loan is applied for plus one percent, rounded down to the nearest quarter percent. The interest rate is a fixed rate for the term of the loan.

(f) Payment of Loans. Loan repayments are made through equal payroll deductions throughout the life of the loan. Repayments by participants on an authorized leave of absence or approved Union leave of absence, by terminated Participants, or by participants on layoff are discussed in Subsections (i), (j) and (k) below. A defined grace period applies to loan repayments for loans initiated after March 11, 1999 (or for SCE IBEW and UWUA participants for loans initiated after February 1, 2000). For loans on a bi-weekly repayment schedule, the maximum period a scheduled payment may remain unpaid before a default occurs is seven bi-weekly pay periods. For loans on a weekly repayment schedule, the maximum period is thirteen weekly pay periods.

Payoff of the full outstanding balance may be initiated at any time through the applicable Automated Transaction System. Partial payoff will not be permitted.

(g) Non-Payment of Loan (Default). A loan is immediately due and payable as of the last day of the month in which a default occurs. A Plan loan will be considered in default if a scheduled payment is not made prior to the end of the applicable grace period.

Loans are secured by the Participant's account balance. When a loan is in default, the outstanding loan balance will be treated as a taxable distribution from the Plan which will be reported as such to the appropriate taxing authorities. The Participant will incur ordinary income taxes on the amount and may incur additional federal and state early distribution penalties.

A loan will also be considered in default under the following circumstances:

         (i)  When the maximum loan term has been reached.

         (ii) When a Participant returns to active payroll after an authorized leave of absence or an approved Union leave of absence and fails to agree to the reamortization of his/her loan when it is necessary to do so.

         (iii) When a Participant whose loan payment has been suspended fails to return to work from an authorized leave of absence or an approved Union leave of absence before the earlier of:

               (A) The end of the 12-month suspension period as discussed in Subsection (h), or

               (B)  The date the maximum loan term has been reached.

         (iv) When a Participant terminates employment and does not repay the loan balance, except in the case of a Participant who is eligible to continue loan amortization payments as provided in Subsection (j) below and elects to do so.

         (v) When a Participant who is eligible to continue loan amortization payments after termination of employment as provided in Subsection (j) below and elects to do so, the earlier of

               (A) the end of the applicable grace period following the Participant's failure to make a scheduled payment if such amount remains unpaid at that time, or

               (B) the date the Participant's request for distribution of his/her Plan balance is effective.

The Administrator will take the following actions for loans in default:

When a loan has been determined to be in default, it becomes immediately due and payable. If repayment of the loan is not made in full, the outstanding balance will be considered a taxable distribution subject to ordinary income taxes and any applicable federal and state early distribution penalties. A loan of an active Employee that has been treated as a taxable distribution will still be considered an outstanding loan for purposes of this Article. Outstanding taxed loans may be repaid at any time on a post-tax basis.

(h) Authorized Leave of Absence. The obligation to repay a loan and the accrual of interest on the loan of a Participant who is on an authorized leave of absence with insufficient earnings to amortize the loan may be suspended for up to 12 months subject to the conditions and limitations of Section 72(p)(2)(C) of the Code and the related regulations. Upon return to active payroll from an authorized leave of absence, the payroll withholding obligation for loan repayment will recommence. The term of a loan may be extended by adding the period for which payroll deductions were suspended as a result of the authorized leave of absence to the balance of the remaining loan period, as long as the term does not exceed the maximum specified in Subsection (a).

Plan Participants who have an outstanding loan balance and who are on an approved leave of absence for union business will continue to participate in the SSPP loan provision. This continued participation requires that Participants make arrangements for their union to make the loan payments in advance on a monthly basis.

(i) Termination of Employment. Upon termination of employment for any reason (including death) except as provided in Paragraph (ii) below, any unpaid loan becomes due and payable.

         (i) If the terminated Participant chooses not to pay the outstanding balance of the loan at termination of employment, the unpaid balance will reduce the Participant's account balance before the termination distribution is made. However, the unpaid loan amount will be included as part of the termination distribution for tax reporting and withholding purposes.

         If a terminated Participant elects to defer distribution of his/her account balance under the terms of the Plan and does not repay the loan balance, the outstanding loan balance will be treated as a taxable distribution 60 days after termination of employment occurs.

         (ii) Notwithstanding the foregoing, a Participant who has an outstanding loan under the Plan and who (A) retires from active service under the terms of a qualified retirement plan maintained by the Sponsor or an Affiliated Company, or (B) is nonrepresented and is terminated under a severance program maintained by the Sponsor or an Affiliated Company, may elect to continue loan amortization payments on a bi-weekly basis thereafter in the manner prescribed by the Plan Administrator provided such Participant has not elected to receive distribution from the Plan or has elected to receive distribution in the form of installment payments. If such Participant elects to continue to make loan amortization payments and subsequently receives distribution from the Plan of his/her remaining account balance while a loan remains outstanding, and elects not to repay the outstanding loan balance at that time, the unpaid loan balance will reduce the Participant's account balance before the distribution is made. However, the unpaid loan amount will be included as part of the distribution for tax reporting and withholding purposes.

(j) Layoff Loans of any Participant who incurs a layoff with recall rights will not default until the end of the applicable grace period. The grace period will be reduced by the number of weeks any scheduled payment may already be in arrears at the time of the layoff.

A Participant who is not recalled before the end of the applicable grace period will be treated as terminated for purposes of this Article and will have the same opportunity to pay off any outstanding loan balances as any other terminating Participant as discussed in Subsection (i) above.

(k) Effect on Hardship Withdrawals Federal regulations require Participants who apply for a hardship withdrawal to have exhausted all means available to relieve the financial need, including applying for loans from plans maintained by the Company. The Plan loan requirement for a hardship withdrawal is waived if the loan would not reasonably alleviate the hardship and the Participant signs a written statement to that effect.

(l) Loan repayments will be suspended under this Plan as provided under Section 414(u)(4) of the Code for Participants performing military service.

                                   ARTICLE 15
            DIRECT ROLLOVERS AND QUALIFIED DOMESTIC RELATIONS ORDERS

15.01 Direct Rollovers

(a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b) An eligible rollover distribution is any distribution or withdrawal of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution to the extent such distribution is (i) required under Section 401(a)(9) of the Code; (ii) not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), or (iii) one of a series of substantially equal periodic payments made for the life expectancy of the distributee or for a period of 10 years or more.

(c) An eligible retirement plan is an individual retirement account described in
Section 408(a) of the Code, and individual retirement annuity described in
Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(d) A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(e) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

15.02 Distributions Due to Qualified Domestic Relations Orders

Unless otherwise provided in a Qualified Domestic Relations Order (QDRO), accounts established for alternate payees pursuant to a QDRO will be subject to complete and immediate payout on a lump sum basis at the earliest distribution date. If the account is $5,000 or greater when established, distribution may be deferred pursuant to the terms of the QDRO.

                                   ARTICLE 16
                          WITHDRAWAL DURING EMPLOYMENT

16.01    Withdrawal From the Post-Tax Account

While employed by the Company a Participant may elect to withdraw amounts from his/her Post-Tax Contribution Account by making a request through the applicable Automated Transaction System. The withdrawal will be effective on that day if the request is made by Market Close on a business day, or the following business day if the request is made later. One withdrawal per Quarter is permitted. Withdrawals will be paid within two weeks following the effective date, or as soon thereafter as practicable. Withdrawals will first be drawn from Post-Tax Employee Contributions made prior to 1987, after which withdrawals will be drawn on a pro-rata basis between post-1986 contributions and all Post-Tax Earnings.

16.02    Withdrawal From the Pre-Tax Account

(a) While employed by the Company, a Participant may elect to withdraw amounts from his/her Pre-Tax Account. One withdrawal per Quarter is permitted. Requests are initiated through the applicable Automated Transaction System. Withdrawals will be effective upon submission and approval of the required documentation. Withdrawals from the Pre-Tax Account may only be made if the Participant meets the conditions of hardship as described in Subsection (c). Hardship withdrawals are limited to the amount of the Participant's Deferrals and pre-1989 earnings on Participant Deferrals plus amounts in the Participant's Rollover Account, if any. Company Contributions and post-1988 earnings on Participant Deferrals are not available for withdrawal from this account.

(b) The request for withdrawal on the basis of hardship must be on the form prescribed by the Sponsor for this purpose, and must include a written statement setting forth the reasons for the request. The Administrator may require the Participant to submit additional information as may be necessary to make a determination in compliance with the standards established under Subsection (c).

(c) A withdrawal will be treated as on account of "hardship" if the withdrawal is necessary in light of immediate and heavy financial needs of the Participant. A withdrawal based upon financial hardship cannot exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from the other resources of the Participant, including his/her Post-Tax Account. This amount may be increased by 50% of the approved hardship amount up to the maximum amount available for hardship withdrawal for the purpose of paying Federal and State income taxes and additional tax penalties which may apply to the withdrawal. For purposes of this Section, "financial hardship" is defined as follows:

         (i) Unreimbursed medical expenses previously incurred and for which the Participant is responsible for self, spouse, or dependents as defined by Section 152 of the Code. Medical expense includes expenses necessary to secure medical care;

         (ii) Payment of tuition, room, board and related educational fees for the next twelve months of post-secondary education of the Participant, the Participant's spouse or dependents, as defined by Section 152 of the Code;

         (iii) Costs directly related to the purchase of a principal residence (excluding mortgage payments) which the Participant will occupy on a regular basis the majority of the time; or

         (iv) Payments necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence.

The determination of hardship will be made by the Committee or its delegate under uniform and nondiscriminatory standards established by the Committee in accordance with the definition of such term by the U. S. Treasury Department in its regulations for plans qualified under Section 401(k) of the Code. The determination may be appealed pursuant to the provisions of Article 20.

16.03    Age 70-1/2 Withdrawals

While employed by the Company any time after attaining age 70-1/2, a Participant may request a lump sum distribution of his entire Accumulated Balance in the Plan.

16.04    Disbursement of Withdrawals

As soon as practicable after the effective date of the withdrawal, the Administrator will direct the Trustee to disburse the requested withdrawal.

16.05    Minimum and Maximum Withdrawal

Withdrawals under this Article will be no greater than the balance of the Participant's Pre-Tax and Post-Tax Accounts nor, in the case of withdrawals from the Post-Tax Account, less than the lesser of $500 or the balance of such account.

16.06    Proportional Withdrawal Requirement

A Participant who has allocated his/her Deferrals and Post-Tax Contributions to more than one Investment Fund will be required to withdraw from each Investment Fund in the same proportion his/her Deferrals and Post-Tax Contributions are invested in the Investment Funds on the effective date of the withdrawal, except to the extent such a withdrawal is prohibited under the terms of the investment contract(s). Withdrawals in the form of EIX Stock will be withdrawn exclusively from the EIX Stock Fund and are limited to the amount invested in the EIX Stock Fund.

16.07    No Withdrawal From the Company Contribution Account

No withdrawal from the Company Contribution Account is permitted under this Article.

                                   ARTICLE 17
                               PLAN DISTRIBUTIONS

17.01    Required Beginning Date and Minimum Distributions

(a) All required distributions shall be determined and made in accordance with the proposed regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed regulations.

If any distribution date described under the Plan, either by Plan provision or Participant election (or nonelection), is later than the Participant's required beginning date, the distribution will be made no later than the required beginning date. A Participant's required beginning date is April 1st of the calendar year following the calendar year in which the Participant attains age 70-1/2. Notwithstanding the foregoing, benefit distributions must begin by April 1st of the first calendar year following the calendar year in which the Participant has attained age 70-1/2 and is determined to be a five percent owner.

(b) The minimum distribution under the Plan is a lump sum distribution of the Participant's entire nonforfeitable account balance unless prior to the Participant's (i) retirement or (ii) attainment of age 70-1/2, whichever occurs later, the Participant elects distribution in the form of installment payments. When installment payments have been elected, the Plan will pay the greater of the requested installments or the amount determined pursuant to Code Section 401(a)(9).

17.02    Distributions Due to Retirement

When termination of employment results from the Retirement of a Participant, the Participant may elect to take a lump sum distribution at any time thereafter until the end of the year in which he/she reaches age 70-1/2. The Participant who terminates employment due to Retirement is eligible to elect one of the alternative forms of distribution described in Section 17.04(b). Distributions will generally occur within two weeks after the effective date. If no distribution election is made earlier, and no election is made to defer distribution to a later date, a lump sum distribution of the Participant's account will be made as soon as practicable following the end of the year in which he/she reaches age 65.

17.03    Distributions Other Than Retirement

A lump sum distribution to the Beneficiary(ies) of a deceased Participant, or to Participants who have nonforfeitable account balances with a market value of $5,000 or less, will occur as soon as practicable after the end of the Month in which the Participant terminates employment, dies, or is determined to be Permanently and Totally Disabled and exhausts benefits under the Comprehensive Disability Plan and State Disability Insurance benefits. A Participant with a nonforfeitable account balance greater than $5,000 who (i) terminates employment with the Company, or (ii) is declared Permanently and Totally Disabled and exhausts Comprehensive Disability Plan and State Disability Insurance benefits may elect to receive a lump sum distribution. A Participant who terminates employment with the Company with an account balance greater than $5,000 is eligible to elect one of the alternative forms of distribution described in
Section 17.04(b). If no election is made earlier, and no election is made to defer distribution to a later date, a lump sum distribution of the Participant's account will be made as soon as practicable following the end of the year in which he/she reaches age 65.

Upon termination of a Participant's employment for any reason other than retirement or death, the Administrator will direct the Trustee to distribute payment to the Participant of his/her nonforfeitable accrued benefit. The Participant must consent in writing to the distribution if the present value of the Participant's nonforfeitable account balance exceeds $5,000.

17.04    Form of Distribution

(a) Distributions from the Plan shall be made in a lump sum of the entire nonforfeitable account balance unless an alternative form of distribution has been elected pursuant to Subsection (b). Lump sum distributions will include all amounts, including related income, attributable to Deferrals and contributions (not previously withdrawn), plus all amounts, including related income, attributable to Company Matching Contributions which have vested as provided in
Section 13.02.

(b) The following alternative forms of distribution are available to eligible distributees identified in Sections 17.02 and 17.03 in lieu of a lump sum distribution except as provided in Section 17.01:

         (i) Partial Distributions. An eligible Participant may elect to receive a partial distribution of his/her nonforfeitable account balance. Partial distributions must be at least $1,000 and may be requested as frequently as monthly, but a partial distribution may not reduce the account balance below the greater of any outstanding loan balance or $ 5,000.

         (ii) Installment Payments. An eligible Participant may elect to receive his/her distribution in the form of installment payments. The three installment payment options are based on (1) a fixed term, (2) a fixed amount, or (3) life expectancy. The recipient may elect monthly, quarterly or annual installments under each option. Installments may not be for a duration shorter than the term of any outstanding loan. For fixed term installment payments, the frequency and duration of the installments are specified by the recipient, and the resulting amount of each installment may vary depending on investment results. For fixed amount installments, the frequency and the amount of each installment are specified by the recipient, and the resulting duration of the installments until the account balance is exhausted may vary depending on investment results. For life expectancy installments, the frequency of the installments is specified by the recipient, the duration of the installments is determined with reference to IRS life expectancy tables, and the resulting amount of each installment may vary depending on investment results.

(c) Unless otherwise elected pursuant to this Subsection (c), lump sum and partial distributions will be made in cash. The Participant or the Participant's Beneficiary or the executor or administrator of the Participant's estate may elect to receive distribution partially or completely in Stock to the extent the Participant's balance is invested in the Edison International Stock Fund at the time of distribution by submitting the prescribed form to the Administrator. Installment payments will be paid in cash only.

(d) If a cash distribution is elected, and all or a portion of a Participant's balance is invested in Stock, the Administrator will direct the Trustee to distribute cash equal to the market value of the Stock on the effective date determined as of Market Close on the effective date.

If all or part of a Participant's Accumulated Balance is invested in one or more Investment Funds other than the Edison International Stock Fund, such amount will be distributed in Stock or cash equal in value to the amount invested in such Investment Funds determined as of Market Close on the effective date.

17.05    Fractional Shares of Stock

No fractional share of Stock will ever be distributed. Its value, determined in accordance with Section 17.04(d), will be paid in cash.

17.06    Beneficiary in the Event of Death

(a) Automatic Designation of a Surviving Spouse. In the event of death of a Participant with at least 1 Hour of Service or 1 hour of paid leave as a Plan Participant after August 23, 1984, the Participant's nonforfeitable accrued benefit under this Plan (reduced by any security interest held by the Plan by reason of an outstanding loan to such Participant) will be paid in full to the Participant's Spouse, if there is one, unless the Spouse has consented to another designation in the manner specified in Subsection (b).

The automatic designation of a particular person as a surviving spouse will cease upon:

         (i) Receipt of a court order allocating benefits in a divorce proceeding and receipt of a new beneficiary designation form from the Participant,

         (ii) the death of the Spouse, or

         (iii)the automatic designation of a succeeding Spouse by operation of law (under provisions of the Retirement Equity Act of 1984).

(b) Consent of a Spouse to Designation of Another Beneficiary. A Spouse may waive the automatic designation of Plan benefits to himself or herself by submitting a signed and notarized consent form. The consent is effective only for the specific other designee, is effective only as to benefits of the signing Spouse, and continues until revoked by receipt of a new election of the signing Spouse.

Consent forms are available from the Administrator. Each consent must:

         (i)  be in writing,

         (ii) be signed by the Spouse,

         (iii)acknowledge the effect of the consent is to designate a specific other person is to receive the Plan benefits, and

         (iv) be witnessed by a notary public.

An election to change the designee must be accompanied by a valid consent in favor of the new designee. Any such designation or revocation will be effective only upon receipt by the Administrator.

(c) Other Beneficiary Designations. Benefits not subject to the automatic designation provision in Subsection (a) may be designated by the Participant, in the event of his/her or her death, to be distributed to someone else. The designation must be in writing on the form prescribed by the Administrator and signed by the Participant. A Participant may change or revoke such a designation by submission of a new designation form. Forms are available from the Administrator.

If no designation is made under this provision, and the automatic designation provision does not apply, Subsection (d) will govern.

Any such designation or revocation will be effective only upon receipt by the Administrator.

(d) Distribution Priorities. Upon the death of the Participant, his/her benefits will be distributed according to the provisions of Subsections (a), (b), and
(c), in that order. If there is no designation in effect as to all or part of the benefits, such amounts will be distributed to the personal representative of the estate of the Participant for distribution according to the terms of the will or the laws of intestate succession, as appropriate. Thereupon neither the Committee nor the Trustee nor any other fiduciary will be under any further liability to anyone respecting these benefits.

17.07    Unlocated Participant

The Trustee will satisfy its duty to distribute benefits by mailing Stock registered in the name of the Participant and/or its check payable to the Participant or Beneficiary to the address provided by the Committee. In the event the Stock or check is returned undelivered, the Trustee will notify the Committee and will have no obligation to locate the Participant or Beneficiary. The Secretary will use his/her best efforts to locate the Participant or Beneficiary and will direct the Trustee to mail the Stock and/or its check upon ascertainment of his/her location. If, in spite of his/her best efforts, the Administrator cannot locate the Participant or Beneficiary within three (3) years of the Participant's Retirement, Death, Permanent and Total Disability or termination of employment, the Committee is expressly authorized to declare a forfeiture of the benefit of such unlocated Participant or Beneficiary. The forfeiture will be applied to reduce Company contributions in accordance with the provisions of Section 7.02. If a claim for benefits is subsequently made and awarded to the unlocated Participant or Beneficiary under the provisions of
Article 20, the Company will contribute to the Plan the amount required to pay the claim, without interest.

                                   ARTICLE 18
                              TOP-HEAVY PROVISIONS


18.01    Top-Heavy Determination

(a) Each Plan Year, a determination will be made as to whether the Plan is top-heavy and as to which Employees are Key Employees. The following definitions apply:

"Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group:

"Compensation" means the same as the term is defined in Article 2.

"Determination Date" is the last day of the preceding Plan Year, or in the first Plan Year, the last day of such Plan Year.

"Key Employee" means an Employee or former Employee (or the Beneficiary of such an Employee or former Employee), who at any time during the determination period:

         (i) Was an officer of the Company having an annual Compensation from the Company greater than 50 percent of the amount in effect under Code
         Section 415(b)(1)(A) for the Plan Year;

         (ii) Had annual Compensation from the Company of more than the limitation in effect under Code Section 415(c)(1)(A) and was one of the ten Employees owning (or was considered as owning within the meaning of Code Section 318) the largest interests in the Company;

         (iii) Owned (or was considered as owning within the meaning of Code
         Section 318) more than five percent of the total combined voting power of all stock of the Company; or

         (iv) Had annual Compensation from the Company of more than $150,000 and who would be described in (iii) above if one percent were substituted for five percent.

For purposes of (i) above, no more than 50 Employees (or, if less, the greater of three or ten percent of the Employees) will be treated as officers. For purposes of (ii), if two Employees have the same interest in the Company, the Employee having greater annual Compensation from the Company will be treated as having the larger interest.

"Non-Key Employee" means any Employee who is not a key Employee. In addition, any Beneficiary of a non-key Employee will be treated as a non-key employee.

"Permissive Aggregation Group" means one or more plans that are not required to be aggregated but may be aggregated if the resulting aggregation group satisfies the requirements of Code Sections 401(a)(4) and 410.

"Required Aggregation Group" means the group of plans consisting of each plan of the Company including terminated plans, in which a key employee is a participant during the Plan Year containing the determination date, or any of the four preceding Plan Years, and each other plan of the Company which enables any plan in which a key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410(b).

"Valuation Date" is the last day of each Plan Year as of which account balances are valued for purposes of calculating the top-heavy ratio.

(b) The top-heavy ratio for a Plan year is the ratio on the determination date for such Plan Year of (1) the present value of accrued benefits of key employees and the sum of the aggregate account balances for key employees under this Plan and all plans of an aggregation group to (2) the present value of accrued benefits and the aggregate account balances for all Employees under this Plan and all plans of an aggregation group. The Plan is top-heavy for a Plan Year and the provisions of Section 18.02 will apply if the top-heavy ratio exceeds 60 percent.

(c) For purposes of this Article the "aggregated group of plans" is comprised of all qualified defined benefit and defined contribution plans of the Company.

18.02    Provisions Applicable if Plan is Top-Heavy

Notwithstanding anything else in the Plan to the contrary, the following provisions will apply for the Plan Year if the Plan is determined to be top-heavy under Section 18.01:

(a) Vesting. All Stock and cash conditionally credited to each Participant in his/her Company Contribution Account will fully vest and become nonforfeitable when he/she completes three Years of Service with the Company. Stock and cash which vests under the provisions of this Subsection while the Plan is top-heavy will remain so vested if the Plan ceases to be top-heavy. If the Plan ceases to be top-heavy, the election of Section 13.02 will apply.

(b) Minimum Benefit Limitation. Each non-key Employee Participant will be entitled to the minimum accrued benefit provided under the defined benefit plans maintained by the Sponsor, payable monthly upon retirement at or after Normal Retirement Age, equal to:

         (i) two percent of his/her average monthly earnings during his/her five highest-paid consecutive years of service multiplied by

         (ii) the number of his/her years of service, not exceeding ten, occurring after December 31, 1983 in which the Plan is top-heavy.

If a non-key Employee cannot receive a minimum benefit under the Sponsor's defined benefit plans, he/she will be entitled to the minimum contribution provided under the defined contribution plans maintained by the Sponsor equal to 3% of his/her Compensation. Such contribution will not be contingent upon (i) attaining a certain Compensation level, (ii) completion of a Year of Service, or
(iii) making a mandatory contribution to the Plan. In addition, the minimum contribution will not be subject to forfeiture due to withdrawal of a mandatory Employee contribution.

(c) Section 415 Limitation. Paragraphs (2)(B) and (3)(B) of Section 415(e) of the Code will be applied as provided under Section 10.01(d) of the Plan by substituting "1.0" for "1.25".

                                   ARTICLE 19
                                 ADMINISTRATION


19.01    Administration Directed by the Committee

The Plan is administered under the direction of the Committee, which will make such rules, regulations and decisions as it deems necessary for the uniform, non-discriminatory and efficient administration of the Plan. The Committee is authorized to prescribe rules governing its proceedings and has delegated the day-to-day administrative operations of the Plan to the vice president responsible for Human Resources. Direct supervision of ministerial functions, e.g., maintenance of Participant accounts, processing of status changes, withdrawals, distributions, loans, payroll deductions and operations of the Plan has been delegated to the Manager of the Human Resources Service Center who also serves as Secretary to the Committee. Both the Committee and the Secretary are authorized to utilize persons, who may or may not be Employees, to assist in the performance of their respective functions. Except in cases requiring interpretation or other decisions by the Committee, the Secretary is responsible for directing withdrawals and distributions in conformity with the status of each Participant's accounts reflected on the books of the Plan, made by the Trustee pursuant to Articles 15, 16 and 17, and the Trustee has no responsibility to verify the correctness of such directions. The Secretary is authorized to approve contribution and benefit payment adjustments as deemed appropriate or necessary in his or her discretion pursuant to written guidelines approved by the Chair of the Committee to correct errors that may occur from time to time in Plan administration.

19.02    Cost of Administration

The cost of the administration of the Plan will be paid by the Company. The fees, taxes and other expenses incurred by the Trustee in making investments are paid out of the Investment Funds for which the investments are made as part of the cost of the investment.

                                   ARTICLE 20
                          CLAIMS AND APPEAL PROCEDURES

20.01    Presentation of Claims

The procedures established to administer the Plan are such that a formal claim for benefits or demand for the determination of rights under the Plan is not usually required. However, any Participant or Beneficiary desiring to do so may submit such claim or demand in writing, addressed to the Secretary at the address of the Committee set forth in Article 2; such writing need be in no prescribed form, but must include the facts and statement of position necessary to explain the claim or demand. To avoid stale claims, and in view of the limited period of time the Sponsor retains Employee records, such claim or demand must be submitted within a reasonable time (not exceeding 120 days) after the claimant became aware, or reasonably should have become aware, of the existence of facts on which such claim or demand could be based.

20.02    Determination by the Secretary

Upon receipt thereof, the Secretary will review the claim and conduct such investigation of the facts as may be necessary to verify the same, and as soon as practicable but within 90 days, will advise the claimant in writing of the allowance or denial, in whole or in part, of such claim, or the determination of rights under the Plan, as the case may be. In the event of a denial, in whole or part, such advice will be written in a manner calculated to be understood by the claimant and will include: (i) the specific reason or reasons for the denial; (ii) specific references to pertinent Plan provisions;
(iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why it is necessary; and
(iv) an explanation of the claim and review procedure. The claimant must cooperate fully in the obtaining of all information reasonably deemed necessary by the Secretary to investigate the merits of the claim. The claimant will have the right to review and comment on all evidence submitted by others. Any good-faith determination by the Secretary will be final and binding on the Plan and the claimant unless appealed in accordance with Section 20.03 or unless such claim becomes subject to disposition in accordance with Section 20.05.

20.03    Appeal Procedure

If the claimant is not satisfied with the Secretary's determination, the claimant may appeal to the Committee by letter requesting review of the determination. Such letter must be addressed to the chair of the Committee and must be furnished within 90 days of the date of the determination of the Secretary. Upon receipt of such letter, the Secretary will submit the claim file to the chair. The file will be reviewed by the Committee or by a person designated by the Committee to do so, and a determination will be made by the Committee within 60 days of the date of the letter requesting review and will be communicated in writing to the claimant promptly thereafter. Such decision will be written in a manner calculated to be understood by the Participant and will include the reasons for the decision including appropriate references to the provisions of the Plan. The decision of the Committee will be final and binding on the Plan and the claimant.

20.04    Effect of Separate Labor Contract

The provisions of this claim and appeal procedure are separate from any other procedures for processing claims which might be available to a Participant by virtue of a collective bargaining agreement between the Company and a union representing certain of its Employees; however, nothing herein will be construed as establishing such a separate procedure.

20.05    Conflicts Between Claimants

Notwithstanding the foregoing provisions of this Article, if at any time prior to the payment of any benefit to any Participant or Beneficiary, the Secretary or any member of the Committee is notified of the existence of conflicting claims of more than one claimant to all or a portion of such benefit under circumstances when there is no dispute that such benefit is payable to someone by the Plan, the Secretary or the chair of the Committee may direct the withholding of such benefit until the conflict in claims has been resolved by agreement between the claimants, by a final judicial determination of the person or persons entitled thereto, or by any other procedure reasonably calculated to protect the Plan from making benefit payments more than once. If, in any case involving conflicting claims between claimants, there is also a dispute between one or more claimants and the Plan with respect to the benefit payable thereunder, the Secretary may process the claim to resolve such dispute in accordance with Section 20.02, and the same may be appealed in conformity with
Section 20.03 to
the point where any dispute between such claimant or claimants and the Plan will have been resolved and be subject only to final resolution of conflicting claims of claimants in accordance with the preceding sentence.

                                   ARTICLE 21
                                LIABILITY LIMITED

In administering the Plan, neither the Committee, any member thereof, the Board of Directors, any member thereof, the Company, the Sponsor, any officer or Employee thereof, any administrator appointed by the Committee, the Trustee, any recordkeeper, nor any director, officer, or employee thereof, will be liable for any acts of omission or commission, except for his/her or its own individual, willful and intentional malfeasance or misfeasance, and except as otherwise provided by the Employee Retirement Income Security Act of 1974. The Sponsor and its officers and directors, each member of the Committee and the Secretary will be entitled to rely in good faith on all tables, opinions and reports which will be furnished by the Trustee, by any actuary, trustee, counsel or other expert who will be employed or engaged by the Sponsor, the Committee or the Secretary.

                                   ARTICLE 22
           EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION OR MERGER OF PLAN

22.01    Exclusive Benefit

Except as provided in Article 7, 10 and Section 22.06, the Sponsor has no beneficial interest in any Trust assets, and no part of any asset in the Trust may ever revert to or be repaid to the Sponsor, either directly or indirectly; nor, prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries under the Plan, may any part of the corpus or income of the Trust fund, or any asset of the Trust, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of Participants or their Beneficiaries. In addition, no Participant may be denied, either directly or indirectly, a Code Section 411(d)(6) protected benefit through the discretion of the Sponsor, the Committee or any other party.

22.02    Amendment of Plan

(a) The Sponsor reserves the right to amend the Plan at any time. The Board of Directors has conferred on the Committee the power to amend the Plan as it deems appropriate. Amendments shall be in writing and must state the date to which it is either retroactively or prospectively effective.

(b) Except as provided in Article 10 and Section 22.06, no amendment will reduce retroactively the rights of Participants or permit the return to the Sponsor of any part of the Trust assets held by the Trustee or the use of such Trust assets for any purpose other than for the exclusive benefit of Participants and their Beneficiaries. In addition, no amendment (including the adoption of this Plan as a restatement of an existing plan) may decrease or restrict, either directly or indirectly, a Participant's accrued benefit under the Plan, except to the extent permitted under Section 412(c)(8) of the Code, nor reduce or eliminate any Section 411(d)(6) protected benefits determined immediately prior to the adoption date (or if, later the effective date) of the amendment. An amendment reduces or eliminates Section 411(d)(6) protected benefits if the amendment has the effect of either (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations), or (2) except as provided by Treasury regulations, eliminating an optional form of benefit.

22.03    Termination of Plan or Complete Discontinuance of Contributions

Although the Sponsor has established the Plan with the intention and expectation it will continue indefinitely, the Sponsor reserves the right to terminate the Plan in whole or in part in accordance with its provisions at any time. In the event of a complete termination of the Plan or a complete discontinuance of Company contributions, all Deferrals, Post-Tax Contributions and Company Matching Contributions will cease, and all Company Matching Contributions, including related income, attributable thereto, which have not yet vested will immediately vest notwithstanding any other provision of the Plan. The Trust will continue after termination until all Trust assets held by the Trustee have been distributed to Participants, their Beneficiaries, or their estates in accordance with the provisions of the Plan. In the event of a termination of the Plan, which constitutes a "partial termination" under Code Section 411(d)(3) with respect to any class of Employees previously eligible, contributions related to Participants in such class will cease, and such Participants' rights to Company Matching Contributions and any income attributable thereto, which have not yet vested will immediately vest as of the date of such partial termination.

22.04    Merger of Plan

If the Plan merges or consolidates with or transfers its assets or liabilities to any other qualified employee benefit plan, no Participant will, solely on account of such merger, consolidation, or transfer, be entitled to a benefit on the day following such event which is less than the benefit to which such Participant was entitled on the day preceding such event. For the purpose of this Section, the benefit to which a Participant is entitled will be calculated based upon the assumption that a termination of the Plan and distribution of the Trust assets occurred on the day as of which the amount of the Participant's entitlement is being determined.

22.05    Sale of Property

If a Participant's participation in the Plan is ended because a substantial portion of the Company's property is sold or otherwise disposed of (including disposition through dissolution, merger or consolidation), the Participant's interest will be determined in accordance with the provisions of Section 22.03 as if the Plan had been terminated.

22.06    Permissible Reversions

Notwithstanding any other provision of the Plan, Company contributions to the Plan made by reason of a mistake of fact may be returned to the Company within one year from the date of the contribution. The amounts that may be returned are the excess of the amounts contributed over the amounts that would have been contributed had there not been a mistake of fact. No earnings on the mistaken contributions may be returned to the Company and losses sustained by the Trust after the date of contribution will proportionately reduce the amount that may be returned to the Company.

                                   ARTICLE 23
                                  VOTING STOCK

The Sponsor shall send to each Participant the same proxy material that Edison International sends to each of its registered holders of Stock before each stockholders' meeting, together with a form addressed to the Trustee on which the Participant can give confidential instructions on how the shares of Stock credited and conditionally credited to each Participant shall be voted by the Trustee. Upon timely receipt of such instructions, the Trustee shall vote the Stock as instructed. The instructions received by the Trustee from the Participants shall be held in strictest confidence and shall not be divulged or released by the Trustee to the Sponsor or to any officer or Employee of the Sponsor or any Affiliate Company. The Trustee may vote, in such manner as it shall determine, the Stock for which it received no instructions and the shares of issuers other than Edison International which it holds in trust.

                                   ARTICLE 24
                                 INALIENABILITY

The benefits provided hereunder are intended for the personal security of persons entitled thereto under the Plan. The right of any Participant or his/her Beneficiary in any Plan distribution or to any separate account shall not be subject to alienation, assignment or transfer, voluntarily or involuntarily, by operation of law or otherwise, except as may be expressly permitted herein. No Participant may assign, transfer, or dispose of such right nor shall any such right be subjected to attachment, execution, garnishment, sequestration or other legal, equitable, or other process. The preceding shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a QDRO, or any domestic relations order entered prior to January 1, 1985.

                                   ARTICLE 25
                       INVESTMENT FUNDS, VOTING, AND ESOP

25.01    Establishment of Funds

The Trustee shall establish and maintain the Investment Funds selected by the Committee from time-to-time into which the Trust will be invested. Except as otherwise provided in this Plan and the Trust Agreement, the Trustee shall invest the Trust into each Investment Fund in whatever proportions and amounts the Committee may direct. The Committee may direct the Trustee to establish new Investment Funds or discontinue existing ones as well as change the investment medium for each Investment Fund.

Income earned by each Investment Fund shall be reinvested in the Investment Fund unless it is otherwise impracticable. The Trustee shall invest the uninvested income of each Investment Fund in "cash equivalents" as defined in Section 25.04(d).

25.02    Investment of the Trust

(a) Investment Fund Allocations. The Committee shall direct the investment of the Trust in accordance with Participant elections pursuant to Article 12 of the Plan.

As soon as practicable following receipt of Deferrals, Company Contributions, rollovers and Post-Tax Contributions, the Trustee shall invest the amounts in the Investment Funds in accordance with the directions of the Committee. Upon the direction of the Committee, the Trustee shall also reallocate investments among the Investment Funds. Such reallocations may be made, but are not required to be made, in conjunction with and "netted against" investments of Deferrals, Company Contributions, rollovers and Post-Tax Contributions.

(b) Stock Transactions. Stock may be acquired for the Plan (i) by direct purchase of original issue Stock from Edison International; (ii) from Participants allocating amounts out of the Edison International Stock Fund of the Plan to another investment fund; or (iii) in any case the Plan is unable to acquire Stock by (i) or (ii), through brokers on a national securities exchange or by purchase from securities dealers or elsewhere as the Trustee or Investment Manager may elect. The price of Stock purchased directly from Edison International shall be the price for such Stock on the New York Stock Exchange at Market Close on that day, or the subscription price pursuant to any offering of rights, warrants or options made by Edison International to the public. The price of Stock purchased from Participants allocating amounts out of the Edison International Stock Fund of the Plan to another investment fund shall be the price for such Stock on the New York Stock Exchange at Market Close on that day.

25.03    Additional Provisions Regarding ESOP Plan

(a) Qualifying Employer Securities. The ESOP Plan is designed to invest primarily in Stock, which constitutes "qualifying employer securities" under
Section 4975(3)(8) of the Code.

(b) Exempt Loans. The ESOP Plan will not engage in any "exempt loan" transactions as described in Regulation 54.4975-7(b) until such time as the Plan is amended to comply with such Regulation.

(c) Dividends. Dividends received by the Trustee with respect to Stock held in the ESOP Plan will be distributed to Participants based upon the number of shares of Stock credited to them and vested as of the applicable ex-dividend date provided, however, that such distribution will not be made to Participants
(i) who are subject to a collective bargaining agreement that does not permit ESOP dividend payments under the Plan, (ii) who are alternate payees under a QDRO, (iii) who are beneficiaries, or (iv) to the extent that they have elected (in accordance with the Administrator's procedures) not to receive such distributions with respect to all or a portion of the Stock credited to them. Effective with dividends declared after January 1, 2000, dividend payments will not commence automatically, the foregoing to the contrary notwithstanding. Participants who are not receiving dividend payments, but who wish to receive dividend payments prospectively, must make an election (in accordance with the Administrator's procedures) to initiate dividend payments. Effective July 1, 1999, or as soon thereafter as administratively practicable no dividend distribution will be made for amounts of less than $10 . Distributions of dividends to Participants will be made as soon as practicable after receipt by the Trustee, but in no event later than 90 days after the close of the Plan Year in which paid by Edison International. Dividends not distributed under this subsection will be reinvested in Stock.

                                   ARTICLE 26
                          SPECIAL TERMS AND CONDITIONS

26.01    East Coast Capital Acquisition

Any Employee formerly employed by East Coast Capital who was hired as a result of its acquisition by Edison Capital, and who would otherwise have been eligible to participate in the acquired company's 401(k) plan as of October 1, 1996, shall be eligible to participate in the Plan on that date and his/her service with East Coast Capital shall be recognized for vesting purposes under the Plan.

26.02    Westec Acquisition

Notwithstanding any other provision in the Plan to the contrary, and subject to subsequent collective bargaining of the terms and conditions of participation in the Plan, Employees represented by the Communications Workers of America, Local 9586 employed in connection with the acquisition of certain businesses from Westec Security, Inc., or thereafter, will not be entitled to Company Matching Contributions under Section 7.02. Such Employees will be eligible to rollover eligible rollover distributions to the Plan from other qualified employer plans or conduit individual retirement accounts subject to the conditions of Section
8.02. Westec service will be recognized for vesting purposes.

26.03    EME Homer City Generation, L.P.

(a) Employees of EME Homer City Generation, L.P. ("HCGLP") a limited partnership indirectly owned by Edison Mission Energy are eligible to participate in the Plan and enrollment shall commence as soon as practicable after they become eligible. Participation of HCGLP Employees is subject to the provisions of this Subsection 26.03 notwithstanding any other terms of the Plan to the contrary.

(b) Non-represented Employees. Participation of non-represented HCGLP Employees shall be subject to the same terms applicable to non-represented employees of Edison Mission Energy. For each non-represented Employee of HCGLP first employed on or after the closing date for the acquisition of the Homer City Electric Generating Station ("Homer City") and on or before March 31, 1999, his or her service recognized under a tax-qualified defined contribution plan maintained by the previous owner of Homer City will be recognized for vesting purposes under the Plan. Other non-represented employees of HCGLP will be subject to the regular service accrual provisions of the Plan.

(c) Represented Employees. Participation of HCGLP Employees represented by IBEW, Local 459 shall be subject to the provisions of this Subsection (c).

         (i) For each dollar of Deferrals and Post-Tax Contributions contributed to the Plan per pay period up to a maximum of 4 percent of the represented Participant's Earnings, the Company will contribute 65 cents of Company Matching Contributions. The maximum Company Matching Contribution per pay period is 2.6% of Earnings. The provisions of Subsection 7.02(c) do not apply.

         (ii) The Plan will accept eligible rollover distributions on behalf of each represented Employee hired in connection with the acquisition of Homer City and who is a "Transferred Union Employee" as described in
         Section 6.10(b) of the Purchase Agreement, including plan loans in the repayment phase, from other qualified employer plans or conduit individual retirement accounts subject to the conditions of Section
         8.01 applicable to persons eligible to make such rollovers.

         (iii) A Transferred Union Employee as defined in Paragraph (ii) will receive recognition of his or her service with the immediately previous owner of Homer City, for the purpose of eligibility and vesting under the terms of the Plan. Notwithstanding the foregoing, Company Matching Contributions will be fully vested for such Employees at the time of accrual. Represented Employees subsequently hired for bargaining-unit positions at Homer City will be subject to the regular service accrual provisions of the Plan.

26.04    Teamsters Automotive, Industrial & Allied Workers Local No. 495

Notwithstanding any other provision in the Plan to the contrary, and subject to subsequent collective bargaining of the terms and conditions of participation in the Plan, Employees represented for collective bargaining purposes by the Teamsters Automotive, Industrial & Allied Workers Local No. 495 are eligible (a) to rollover eligible rollover distributions to the Plan from other qualified employer plans or conduit individual retirement accounts subject to the conditions of Section 8.01, (b) for loan continuation following a reduction in force termination pursuant to Section 14.02(i)(ii)(B), and (c) to receive dividend payments pursuant to Section 25.04(c). The applicable collective bargaining agreement provides for application of the matching contribution true-up procedure specified in Subsection 7.02(c) as soon as administratively feasible.

26.05    John Stewart Company

Employees of the John Stewart Company which was acquired by Edison Capital on May 30, 1997 are not eligible to participate in the Plan, but shall remain eligible to participate in the acquired company's 401(k) plan in accordance with the terms and conditions of that plan.

26.06    Midwest Generation Project

(a) Employees of Midwest Generation, LLC, Midwest Generation EME, LLC and the Illinois Employees of Edison Mission Energy Fuel Services, Inc. may begin participating in the Plan as soon as practicable after they are eligible.

(b) The following terms apply only to former Commonwealth Edison employees who are first hired by a company listed in Subsection (a) for the Midwest Generation Project on the project acquisition closing date:

         (i) Account balances and outstanding loans under the Commonwealth Edison Plan will be transferred to this Plan as soon as practicable following the Midwest Generation Project closing date,

         (ii)Transferred balances and subsequent Company matching and profit sharing contributions will be 100% vested,

         (iii) Up to five loans transferred from the Commonwealth Edison plan may be continued subject to this Plan's loan default rules,

         (iv) Another loan may not be requested while more than one loan remains outstanding, and

         (v)  The following withdrawal and/or distribution features apply:

               (A) One in-service withdrawal may be made per quarter. No minimum withdrawal amount will apply to in-service withdrawals.

               (B) Withdrawals will be permitted from rollover accounts up to the balance of the rollover account less outstanding loans.

               (C) Participants attaining age 59-1/2 may withdraw up to the balance of their pre-tax account less outstanding loans.

               (D) A spousal beneficiary may defer distributions that have not commenced prior to the Participant's death until the date the Participant would have attained age 70-1/2. If the beneficiary is a person other than the Participant's spouse, distributions may be made over a period not longer than the life expectancy of the beneficiary.

               (E) A spousal beneficiary may elect to receive annual installments for up to fifteen years if distributions have not commenced prior to the Participant's death. Within one year of the Participant's death, a "non-spouse" beneficiary may elect distribution in up to 15 annual installments if distributions have not commenced prior to the Participant's death. A trust may elect a maximum of five annual installments. If installments are not elected, a lump sum will be paid, although payment may be deferred up to five years from the date of death. If distributions commenced prior to death, beneficiary payments must continue at least as rapidly.

(c) Employees of a company listed in Subsection (a) who are hired after the Midwest Generation Project closing date will be subject to the regular service accrual provisions of the Plan and will be subject to the regular vesting requirements of Section 13.02 of the Plan and are not eligible for the special terms described in Subsection (b).

(d) Subject to future collective bargaining, employees of Midwest Generation, LLC represented for collective bargaining purposes by IBEW, Local 15, will be subject to the general terms of the Plan, without regard to any special provisions applicable to other participating employee groups, except (A) as provided in Subsections (a) and (b) of this Section, and (B) the Company Matching Contribution provisions of Paragraph 7.02(a)(i) will apply without application of Subsection 7.02(c).

(e) Employees of Midwest Generation EME, LLC and non-represented employees of Midwest Generation, LLC will be eligible for:

         (i) A $1.00 Company Matching Contribution for each dollar contributed to the Plan by the Employee (up to six percent of Earnings). The provisions of Subsection 7.02(c) of the Plan apply to these Employees.

         (ii)Profit sharing under Section 7.03 of the Plan as applicable to Edison Mission Energy participants.

(f) Employees of Midwest Generation EME, LLC, Midwest Generation, LLC and employees of Edison Mission Energy Fuel Services, Inc. working in Illinois will be:

         (i) Subject to the ESOP dividend pass-through provision of Subsection 25.03(c) of the Plan, and

         (ii) Eligible to rollover eligible rollover distributions from another qualified plan in accordance with the terms of Section 8.01 of the Plan.

26.07    Other Adopting Companies Approved to Participate

Except as otherwise provided in this Article, any company that was an Affiliated Company prior to June 25, 1998 is deemed an adopting employer for purposes of the Plan. In addition to those companies identified in this Article that are subject to special participation terms, the following adopting employers are approved for participation under the standard terms of the Plan:

Company                                                        Effective Date
-------                                                        --------------
Edison Mission Energy Fuel Services, Inc., except             February 25, 1999
       as to its Illinois Employees - See Section 26.06
Edison Mission Energy Marketing and Trading, Inc.             February 25, 1999
Edison Mission Finance Company.                               May 1, 1999
Edison Mission Financial Marketing and Trading Co.            May 1, 1999
Edison Material Supply LLC                                    September 27, 1999

                                   ARTICLE 27
                            MISCELLANEOUS PROVISIONS

27.01    Applicable Law

This Plan has been established under the laws of the State of California and, to the extent such laws have not been preempted by Federal statutes, any questions, issues, disputes or controversies arising under this Plan will be decided according to the laws, regulations and decisions of the State of California.

27.02    Severability

In the event that any provision of this Plan will be held illegal or invalid for any reason, such illegality or invalidity will not affect the remaining provisions of this Plan, which will be fully severable and this Plan will be construed and enforced as if such illegal or invalid provisions had not been inserted.

27.03    Nonbusiness Day Transaction Dates

If the last date a written form or notice will be accepted under the terms of the Plan to be effective falls on a weekend or other nonbusiness day, the date will be extended to the next business day, except in the case of loan initiation requests which must be received on the prior business day. If the last date an applicable Automated Transaction System transaction may be completed to be effective the following Month falls on Sunday, the transaction must be completed by the prior Saturday.

27.04    Captions

The captions used herein are for convenience only and do not in any way limit or amplify the terms and provisions of the Plan.
//
//
//
//
//
//

IN WITNESS WHEREOF, the Sponsor has executed this Plan as of the date first written above.



SOUTHERN CALIFORNIA EDISON COMPANY
EMPLOYEE BENEFITS/HEALTH CARE COMMITTEE


THOMAS M. NOONAN                               A. L. WHITLEY
---------------------------------              ---------------------
THOMAS M. NOONAN                               A. L. WHITLEY
Interim Chair                                  Secretary